                                                                    Exhibit 10.2

--------------------------------------------------------------------------------

                                  $340,000,000

                                CREDIT AGREEMENT

                                      among

                         PAPERWEIGHT DEVELOPMENT CORP.,

                              APPLETON PAPERS INC.,

                                  as Borrower,

                               the Several Lenders

                        from Time to Time Parties Hereto,

                      BEAR STEARNS CORPORATE LENDING INC.,

                              as Syndication Agent,

            FIRSTAR BANK N.A. and LASALLE BANK NATIONAL ASSOCIATION,

                            as Documentation Agents,

                                       and

                         TORONTO DOMINION (TEXAS), INC.,

                             as Administrative Agent

                          Dated as of November 8, 2001

--------------------------------------------------------------------------------

       BEAR, STEARNS & CO. INC., as Sole Lead Arranger and Sole Bookrunner

                                Table of Contents

                                                                                  Page
SECTION 1. DEFINITIONS ..........................................................   2
    1.1.  Defined Terms .........................................................   2
    1.2.  Other Definitional Provisions .........................................  26
SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS .................................  26
    2.1.  Term Commitments ......................................................  26
    2.2.  Procedure for Term Loan Borrowing .....................................  27
    2.3.  Repayment of Term Loans ...............................................  27
SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS ............................  28
    3.1.  Revolving Commitments .................................................  28
    3.2.  Procedure for Revolving Loan Borrowing ................................  29
    3.3.  Swingline Commitment ..................................................  29
    3.4.  Procedure for Swingline Borrowing; Refunding of Swingline Loans .......  30
    3.5.  Commitment Fees, etc. .................................................  31
    3.6.  Termination or Reduction of Revolving Commitments .....................  32
    3.7.  L/C Commitment ........................................................  32
    3.8.  Procedure for Issuance of Letter of Credit ............................  32
    3.9.  Fees and Other Charges ................................................  33
    3.10. L/C Participations ....................................................  33
    3.11. Reimbursement Obligation of the Borrower ..............................  34
    3.12. Obligations Absolute ..................................................  35
    3.13. Letter of Credit Payments .............................................  35
    3.14. Applications ..........................................................  36
SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS  AND LETTERS OF CREDIT ........  36
    4.1.  Optional Prepayments ..................................................  36
    4.2.  Mandatory Prepayments .................................................  36
    4.3.  Conversion and Continuation Options ...................................  37
    4.4.  Limitations on Eurodollar Tranches ....................................  38
    4.5.  Interest Rates and Payment Dates ......................................  38
    4.6.  Computation of Interest and Fees ......................................  39
    4.7.  Inability to Determine Interest Rate ..................................  39
    4.8.  Pro Rata Treatment and Payments .......................................  40
    4.9.  Requirements of Law ...................................................  41
    4.10. Taxes .................................................................  42
    4.11. Indemnity .............................................................  44
    4.12. Change of Lending Office ..............................................  45
    4.13. Replacement of Lenders ................................................  45
    4.14. Evidence of Debt ......................................................  45
    4.15. Illegality ............................................................  46
SECTION 5. REPRESENTATIONS AND WARRANTIES .......................................  46
    5.1.  Financial Condition ...................................................  46
    5.2.  No Change .............................................................  47
    5.3.  Corporate Existence; Compliance with Law ..............................  48
    5.4.  Power; Authorization; Enforceable Obligations .........................  48
    5.5.  No Legal Bar ..........................................................  48

    5.6.  Litigation ........................................................   49
    5.7.  No Default ........................................................   49
    5.8.  Ownership of Property; Liens ......................................   49
    5.9.  Intellectual Property .............................................   49
    5.10. Taxes .............................................................   49
    5.11. Federal Regulations ...............................................   49
    5.12. Labor Matters .....................................................   50
    5.13. ERISA .............................................................   50
    5.14. Investment Company Act; Other Regulations .........................   52
    5.15. Subsidiaries ......................................................   52
    5.16. Use of Proceeds ...................................................   52
    5.17. Environmental Matters .............................................   52
    5.18. Accuracy of Information, etc. .....................................   53
    5.19. Security Documents ................................................   54
    5.20. Solvency ..........................................................   54
    5.21. Senior Indebtedness ...............................................   54
    5.22. Regulation H ......................................................   55
    5.23. Certain Documents .................................................   55
    5.24. S Corporation Status ..............................................   55
SECTION 6. CONDITIONS PRECEDENT                                                 55
    6.1.  Conditions to Initial Extension of Credit .........................   55
    6.2.  Conditions to Each Extension of Credit ............................   61
SECTION 7. AFFIRMATIVE COVENANTS ............................................   62
    7.1.  Financial Statements ..............................................   62
    7.2.  Certificates; Other Information ...................................   62
    7.3.  Payment of Obligations ............................................   64
    7.4.  Maintenance of Existence; Compliance ..............................   64
    7.5.  Maintenance of Property; Insurance ................................   64
    7.6.  Inspection of Property; Books and Records; Discussions ............   64
    7.7.  Notices ...........................................................   64
    7.8.  Environmental Laws ................................................   65
    7.9.  Interest Rate Protection ..........................................   65
    7.10. Additional Collateral, etc. .......................................   66
    7.11. Further Assurances ................................................   67
    7.12. ERISA .............................................................   68
SECTION 8. NEGATIVE COVENANTS ...............................................   68
    8.1.  Financial Condition Covenants .....................................   68
    8.2.  Indebtedness ......................................................   70
    8.3.  Liens .............................................................   72
    8.4.  Fundamental Changes ...............................................   73
    8.5.  Disposition of Property ...........................................   74
    8.6.  Restricted Payments ...............................................   74
    8.7.  Capital Expenditures ..............................................   75
    8.8.  Investments .......................................................   76
    8.9.  Optional Payments and Modifications of Certain Debt Instruments ...   77
    8.10. Transactions with Affiliates ......................................   78
    8.11. Sales and Leasebacks ..............................................   78
    8.12. Changes in Fiscal Periods .........................................   78
    8.13. Negative Pledge Clauses ...........................................   79

     8.14.  Clauses Restricting Subsidiary Distributions..................  79
     8.15.  Lines of Business ............................................  79
     8.16.  Material Agreements ..........................................  79
     8.17.  S Corporation Status .........................................  80
     8.18.  Appleton Recycled ............................................  80
     8.19.  Holding Company Status .......................................  80
     8.20.  Holdings Sub Conduct .........................................  80
     8.21.  ESOP Amendments ..............................................  81
SECTION 9.  EVENTS OF DEFAULT ............................................  81
SECTION 10. THE AGENTS ...................................................  84
     10.1.  Appointment ..................................................  84
     10.2.  Delegation of Duties .........................................  85
     10.3.  Exculpatory Provisions .......................................  85
     10.4.  Reliance by Agents ...........................................  85
     10.5.  Notice of Default ............................................  86
     10.6.  Non-Reliance on Agents and Other Lenders .....................  86
     10.7.  Indemnification ..............................................  86
     10.8.  Agent in Its Individual Capacity .............................  87
     10.9.  Successor Administrative Agent ...............................  87
     10.10. Agents Generally .............................................  88
     10.11. The Lead Arranger ............................................  88
SECTION 11. MISCELLANEOUS ................................................  88
     11.1.  Amendments and Waivers .......................................  88
     11.2.  Notices ......................................................  89
     11.3.  No Waiver; Cumulative Remedies ...............................  90
     11.4.  Survival of Representations and Warranties ...................  90
     11.5.  Payment of Expenses and Taxes ................................  91
     11.6.  Successors and Assigns; Participations and Assignments .......  92
     11.7.  Adjustments; Set-off .........................................  94
     11.8.  Counterparts .................................................  95
     11.9.  Severability .................................................  95
     11.10. Integration ..................................................  95
     11.11. GOVERNING LAW ................................................  95
     11.12. Submission To Jurisdiction; Waivers ..........................  95
     11.13. Acknowledgments ..............................................  96
     11.14. Releases of Guarantees and Liens .............................  96
     11.15. Confidentiality ..............................................  97
     11.16. WAIVERS OF JURY TRIAL ........................................  97
     11.17. Delivery of Addenda ..........................................  97

ANNEX:
-----
A              Pricing Grid

SCHEDULES:
---------
1.1A           Commitments
1.1B           Mortgaged Property
3.7            Existing Letters of Credit
5.1            Undisclosed Matters
5.15           Subsidiaries
5.17           Environmental Matters
8.2(d)         Existing Indebtedness
8.3(f)         Existing Liens

EXHIBITS:
--------
A              Form of Guarantee and Collateral Agreement
B              Form of Compliance Certificate
C              Form of Closing Certificate
D              Form of Mortgage
E              Form of Assignment and Acceptance
F-1            Form of Legal Opinion of White & Case LLP
F-2            Form of Legal Opinion of Godfrey & Kahn, S.C.
F-3            Form of Legal Opinion of Paul Karch, Esq.
F-4            Form of Legal Opinion of McDermott, Will and Emery
F-5            Form of Legal Opinion of United Kingdom counsel
F-6            Form of Legal Opinion of Bermuda counsel
F-7            Form of Legal Opinion of counsel to Insurer
F-8            Form of Legal Opinion of special tax counsel
F-9            Form of Legal Opinion of special ERISA counsel
G              Form of Prepayment Option Notice
H              Form of Exemption Certificate
I-1            Form of Term Note
I-2            Form of Revolving Note
I-3            Form of Swingline Note
J              Form of Addendum
K              Form of Subordination Agreement

                  CREDIT AGREEMENT, dated as of November 8, 2001, among PAPERWEIGHT DEVELOPMENT CORP., a Wisconsin corporation ("Holdings"), APPLETON
                                                         --------
PAPERS INC., a Delaware corporation (the "Borrower"), the several banks and
                                          --------
other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), BEAR, STEARNS & CO. INC., as sole lead arranger and
                -------
sole bookrunner (in such capacity, the "Lead Arranger"), BEAR STEARNS CORPORATE
                                        -------------
LENDING INC., as syndication agent (in such capacity, the "Syndication Agent"),
                                                           -----------------
U.S. BANK NATIONAL ASSOCIATION d/b/a FIRSTAR BANK, N.A. and LASALLE BANK NATIONAL ASSOCIATION, each as documentation agent (in such capacity, the "Documentation Agents"), M&I MARSHALL & ILSLEY BANK, as managing agent (in such
 --------------------
capacity, the "Managing Agent"), Associated Bank, N.A., as co-agent (in such
               --------------
capacity, the "Co-Agent") and TORONTO DOMINION (TEXAS), INC., as administrative
               --------
agent (in such capacity, the "Administrative Agent").
                              --------------------

                                R E C I T A L S:
                                ---------------

                  WHEREAS, Holdings and its wholly-owned subsidiary, New Appleton LLC, a Wisconsin limited liability company ("New Appleton"), have
                                                      ------------
entered into the Purchase Agreement, dated as of July 5, 2001 (the "Acquisition
                                                                    -----------
Agreement"), with Arjo Wiggins US Holdings Ltd. ("AWUS"), Arjo Wiggins North
---------                                         ----
America Investments Ltd. ("AWNA"), and Arjo Wiggins Appleton p.l.c. ("AWA",
                           ----                                       ---
together with AWUS and AWNA, the "Sellers"), pursuant to which Holdings and New
                                  -------
Appleton will acquire (the "Acquisition") all of the partnership interests of
                            -----------
Arjo Wiggins Delaware General Partnership, a Delaware general partnership ("AWDGP"), from AWUS and AWNA;
  -----

                  WHEREAS, in connection with the Acquisition, Holdings and the Borrower have solicited employees of the Borrower to transfer funds from their existing 401(k) and 401(a) plan account balances to a newly-created employee stock ownership plan component (the "ESOP Component") of the Appleton Papers
                                     --------------
Retirement Savings and Employee Stock Ownership Plan (the "ESOP") pursuant to a
                                                           ----
Rule 701 private placement (the "ESOP Offering");
                                 -------------

                  WHEREAS, the sole shareholder of Holdings is the Appleton Papers Inc. Employee Stock Ownership Trust (the "ESOP Trust"), which is the
                                                 ----------
funding vehicle of the ESOP Component, and, upon consummation of the Acquisition, (a) AWDGP, the Borrower and their respective subsidiaries will become wholly-owned subsidiaries of Holdings, (b) substantially all the existing indebtedness of AWDGP and its subsidiaries, other than the Permitted Existing Debt (as hereafter defined), will be repaid, and (c) certain existing assets and subsidiaries of the Borrower will be transferred to, or retained by, the Sellers pursuant to the Acquisition Agreement (the "Excluded Assets");
                                            ---------------

                  WHEREAS, concurrently with the consummation of the Acquisition, the Borrower will (a) obtain senior secured credit facilities aggregating $340,000,000, on the terms and conditions described herein, (b) issue its senior subordinated unsecured note in the principal amount of $250,000,000 to AWA (the "Seller Senior Subordinated Note") and (c) provide
                          -------------------------------
loans to Holdings and New Appleton in a principal amount of approximately $546,000,000 in the aggregate (collectively, the "Intercompany Acquisition
                                                  ------------------------
Loan") utilizing (i) $265,000,000 of term loans to be made hereunder, (ii) up to
----
$5,000,000 of revolving loans to be made hereunder and

(iii) other available cash on the consolidated balance sheet of AWDGP immediately prior to consummation of the Acquisition; and

                  WHEREAS, Holdings will finance the Acquisition, with (a) proceeds from the Intercompany Acquisition Loan, (b) at least $105,000,000 in cash proceeds from the ESOP Offering, and (c) the issuance of a deferred payment obligation to the Sellers (the "Deferred Payment Obligation") under which
                                ---------------------------
Holdings will agree to pay to the Sellers $320,882,564 on the date that is eight years and six months after the consummation of the Acquisition (which is the mathematical equivalent of a $140,000,000 principal obligation issued on such date accruing interest at a rate of 10% per year, compounded semi-annually) (the foregoing transactions, together with the Acquisition and the ESOP Offering and the other transaction contemplated hereby, are collectively referred to herein as the "Transactions");
        ------------

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1.  Defined Terms.
                        -------------

                  As used in this Agreement, the terms listed in this Section
1.1 shall have the respective meanings set forth in this Section 1.1.

                  "Acquisition":  as defined in the recitals to this Agreement.
                   -----------

                  "Acquisition Agreement":  as defined in the recitals to this
                   ---------------------
Agreement.

                  "Acquisition Documentation": collectively, the Acquisition
                   -------------------------
Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith including, without limitation, the Fox River Indemnity Arrangements, the Subordination Agreement and all other agreements, if any, entered into in connection with the Deferred Payment Obligation.

                  "Addendum":  an instrument, substantially in the form of
                   --------
Exhibit J, by which a Lender becomes a party to this Agreement as of the Closing Date.

                  "Adjustment Date":  as defined in the Pricing Grid.
                   ---------------

                  "Administrative Agent":  as defined in the recitals to this
                   --------------------
Agreement.

                  "Affiliate": as to any Person, any other Person that, directly
                   ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Syndication Agent,
                   ------
the Documentation Agents, the Managing Agent, the Co-Agent, the Lead Arranger and the Administrative Agent, which term shall include, for purposes of Section 10 only, each Issuing Lender.

                  "Aggregate Exposure": with respect to any Lender at any time,
                   ------------------
an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at
                   -----------------------------
any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement": this Credit Agreement, as amended, supplemented
                   ---------
or otherwise modified from time to time.

                  "AIG Credit Support": the Indemnity Claim Insurance Policy,
                   ------------------
substantially in the form of Schedule 6.1.5.1 to the AWA Environmental Indemnity Agreement, to be issued on the Closing Date by the Insurer in favor of Bermuda Company.

                  "AILLC": Appleton Investments LLC, a Delaware limited
                   -----
liability company and a wholly-owned subsidiary of AWDGP.

                  "Appleton Recycled": Appleton Recycled Fibers Inc., a
                   -----------------
Delaware corporation.

                  "Applicable Margin": for each Type of Loan, the rate per annum
                   -----------------
set forth under the relevant column heading below:

                                      Base Rate Loans       Eurodollar Loans
                                      ---------------       ----------------

         Revolving Loans and               2.50%                 3.50%
         Swingline Loans
         Tranche A Term Loans              2.50%                 3.50%
         Tranche B Term Loans              3.25%                 4.25%

; provided, that, on and after the first Adjustment Date (as defined in the
  --------
Pricing Grid) occurring after the date which is six months after the Closing Date, the Applicable Margin with respect to Revolving Loans, Swingline Loans and Tranche A Term Loans will be determined pursuant to the Pricing Grid. Notwithstanding the foregoing or anything set forth in the Pricing Grid, at any time upon the occurrence and during the continuation of an Event of Default, the Applicable Margin for each Type of Loan shall be the highest rate set forth in the Pricing Grid for such Type of Loan.

                  "Application": an application, in such form as the relevant
                   -----------
Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

                  "Approved Fund": with respect to any Lender that is a fund
                   -------------
that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Asset Sale": any Disposition of Property or series of related
                   ----------
Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d) or (e) of Section 8.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

                  "Assignee":  as defined in Section 11.6(c).
                   --------

                  "Assignment and Acceptance": an Assignment and Acceptance,
                   -------------------------
substantially in the form of Exhibit E.

                  "Assignor":  as defined in Section 11.6(c).
                   --------

                  "Available ESOP Contributions": with respect to any period,
                   ----------------------------
the sum of (a) the aggregate amount of cash received by Holdings in respect of ESOP Stock Issuances during such period, which cash has been, in turn, contributed to the other Parent Entities and then to the Borrower during such period, and (b) any Carryover Contributions for such period.

                  "Available Revolving Commitment": as to any Revolving Lender
                   ------------------------------
at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions
                                    ----
of Credit then outstanding; provided that, in calculating any Lender's Revolving
                            --------
Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to Section 3.5(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

                  "AWA":  as defined in the recitals to this Agreement.
                   ---

                  "AWA Environmental Indemnity Agreement": the Fox River AWA
                   -------------------------------------
Environmental Indemnity Agreement, substantially in the form of Exhibit A-2 to the Acquisition Agreement, to be entered into on the Closing Date by Holdings, New Appleton, the Borrower and AWA.

                  "AWA Sub": Arjo Wiggins (Bermuda) Holdings Limited, a company
                   -------
limited by shares organized under the Companies Act of 1981 of the Island of Bermuda.

                  "AWNA":  as defined in the recitals to this Agreement.
                   ----

                  "AWUS":  as defined in the recitals to this Agreement.
                   ----

                  "AWDGP":  as defined in the recitals to this Agreement.
                   -----

                  "Base Rate": for any day, a rate per annum (rounded upwards,
                   ---------
if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. For purposes hereof: "Prime Rate" shall mean the rate of
                                      ----------
interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans":  Loans the rate of interest applicable to
                   ---------------
which is based upon the Base Rate.

                  "Benefitted Lender":  as defined in Section 11.7(a).
                   -----------------

                  "Bermuda Company":  Arjo Wiggins Appleton (Bermuda) Limited,
                   ---------------
a company limited by shares organized under the Companies Act of 1981 of the Island of Bermuda.

                  "Bermuda Company Agreements": the collective reference to (a)
                   --------------------------
the Relationship Agreement, dated as of the Closing Date, among Holdings, AWA, Holdings Sub, and AWA Sub, (b) the Assignment and Assumption Deed, dated as of the Closing Date hereof, between AWA and the Bermuda Company, (c) the Bye-Laws and Memorandum of Association of the Bermuda Company, (d) the Certificate of Incorporation and By-laws of Holdings Sub, (e) the By-Laws and Memorandum of Association of AWA Sub and (f) Bermuda Security Agreement.

                  "Bermuda Security Agreement":  the Collateral Assignment,
                   --------------------------
dated as of the Closing Date hereof by the Bermuda Company in favor of the Borrower.

                  "Board":  the Board of Governors of the Federal Reserve System
                   -----
of the United States (or any successor).

                  "Borrower":  as defined in the preamble to this Agreement.
                   --------

                  "Borrowing Date":  any Business Day specified by the Borrower
                   --------------
as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Business":  as defined in Section 5.17(b).
                   --------

                  "Business Day": a day other than a Saturday, Sunday or other
                   ------------
day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in
          --------
connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any
                   --------------------
Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Capital Lease Obligations": as to any Person, the obligations
                   -------------------------
of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations
                   -------------
or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Carryover Contributions": with respect to any period, the
                   -----------------------
amount (if any) by which the aggregate amount of cash received by Holdings, in respect of ESOP Stock Issuances during the period from the Closing Date to the day immediately preceding the first day of such period exceeds ESOP Related Distributions during the period from the Closing Date to the day immediately preceding the first day of such period.

                  "Cash Equivalents": (a) marketable direct obligations issued
                   ----------------
by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's
                                                     ---
Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a
                          -------
nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Closing Date": the date on which the conditions precedent
                   ------------
set forth in Section 6.1 shall have been satisfied, which date is November 9, 2001.

                  "Co-Agent": as defined in the recitals to this Agreement.
                   --------

                  "Code": the Internal Revenue Code of 1986, as amended from
                   ----
time to time.

                  "Collateral": all property of the Loan Parties, now owned or
                   ----------
hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment":  as to any Lender, the sum of the Tranche A Term
                   ----------
Commitment, the Tranche B Term Commitment and the Revolving Commitment of such Lender.

                  "Commitment Fee Rate":  0.50% per annum.
                   -------------------

                  "Commonly Controlled Entity": an entity, whether or not
                   --------------------------
incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate":  a certificate duly executed by a
                   ----------------------
Responsible Officer substantially in the form of Exhibit B.

                  "Conduit Lender": any special purpose entity organized and
                   --------------
administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld); provided, that the designation by
                                             --------
any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be
                        --------  -------
entitled to receive any greater amount pursuant to Section 4.9, 4.10, 4.11 or
11.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                  "Confidential Information Memorandum": the Confidential
                   -----------------------------------
Information Memorandum dated September 2001 and furnished to the Lenders.

                  "Consolidated Current Assets": at any date, all amounts (other
                   ---------------------------
than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": at any date, all amounts
                   --------------------------------
that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of Holdings and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

                  "Consolidated EBITDA": for any period, Consolidated Net Income
                   -------------------
for such period plus, without duplication and to the extent reflected as a
                ----
charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense (including, but not limited to, goodwill), (d) any extraordinary charges or losses determined in accordance with GAAP, (e) non-cash charges from employee compensation deferrals and employer matching contributions pursuant to the ESOP Documentation relating to ESOP Stock Issuances, and (f) any other non-cash charges, non-cash expenses or non-cash losses of Holdings or any of its Subsidiaries (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) and minus, to the extent included in the
                                   -----
statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains determined in accordance with GAAP and (c) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause and (i) above), all as determined on a consolidated basis. For the purpose of calculating Consolidated EBITDA for any period ending on or prior to September 30, 2002, Consolidated EBITDA shall include pro forma adjustments of Holdings
                                            --- -----
and its Subsidiaries in connection with the Transactions described in the Confidential Information Memorandum calculated in accordance with Regulation S-X or as otherwise acceptable to the Syndication Agent. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the
                   ----------------
Consolidated Leverage Ratio and the Consolidated Senior Debt Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition
                        --- -----
occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related
 --------------------
acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $1,000,000; and "Material Disposition" means any Disposition of property or series of
     --------------------
related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $1,000,000.

                  "Consolidated Fixed Charge Coverage Ratio": for any period,
                   ----------------------------------------
the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without
                   --------------------------
duplication) of (a) Consolidated Interest Expense for such period, (b) the aggregate amount actually paid by Holdings and its Subsidiaries during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred during such period to finance such expenditures (but including any repayments of any Indebtedness incurred during such period or any prior period to finance such expenditures) and any such expenditures financed with the proceeds of Reinvestment Deferred Amounts), (c) scheduled payments made during such period on account of principal of Indebtedness of Holdings or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans), (d) the excess (if any) of (i) the ESOP Related Distributions during such period, over (ii) any Carryover Contributions for such period and (e) any
             ----
taxes actually paid in cash by Holdings or any of its Subsidiaries during such period.

     "Consolidated Interest Coverage Ratio": for any period, the ratio of (a)
      ------------------------------------
Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

     "Consolidated Interest Expense": for any period, total cash interest
      -----------------------------
expense (including that attributable to Capital Lease Obligations) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

     "Consolidated Leverage Ratio": at any time, the ratio of (a) Consolidated
      ---------------------------
Total Debt as of the last day of the most recently completed fiscal quarter to
(b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such last day.

     "Consolidated Net Income": for any period, the consolidated net income (or
      -----------------------
loss) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or
                      --------
deficit) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Holdings) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

     "Consolidated Net Worth": at any date, all amounts that would, in
      ----------------------
conformity with GAAP, be included on a consolidated balance sheet of Holdings and its Subsidiaries under stockholders' equity at such date.


     "Consolidated Senior Debt": all Consolidated Total Debt other than (a) the
      ------------------------
Permitted Senior Subordinated Notes and (b) other Indebtedness expressly subordinated to the prior payment in full of the Obligations on the same terms as the Permitted Senior Subordinated Notes or on terms otherwise acceptable to the Syndication Agent and the Administrative Agent.

     "Consolidated Senior Leverage Ratio": at any time, the ratio of (a)
      ----------------------------------
Consolidated Senior Debt as of the last day of the then most recently completed fiscal quarter to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such last day.

     "Consolidated Total Debt": at any date, the aggregate principal amount of
      -----------------------
all Indebtedness of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP other than the Deferred Payment Obligation and Indebtedness permitted under clauses (h) and (i) of Section 8.2.

     "Consolidated Working Capital": at any date, the excess of Consolidated
      ----------------------------
Current Assets on such date over Consolidated Current Liabilities on such date.
                            ----

   "Continuing Directors": (a) with respect to Holdings, the directors of
      --------------------
Holdings on the Closing Date, after giving effect to the Transactions and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least a majority of the then Continuing Directors of Holdings and (b) with respect to the Borrower, the directors of the Borrower on the Closing Date, after giving effect to the Transactions and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least a majority of the Continuing Directors of the Borrower.

     "Contractual Obligation": as to any Person, any provision of any security
      ----------------------
issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Default": any of the events specified in Section 9, whether or not any
      -------
requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Deferred Payment Obligation": as defined in the recitals to this
      ---------------------------
Agreement.

     "Derivatives Counterparty": any financial institution, commodities or stock
      ------------------------
exchange or clearinghouse.

     "Designated Lenders": as defined in Section 6.1(a).
      ------------------

     "Disposition": with respect to any Property, any sale, lease, sale and
      -----------
leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.
       -------       -----------

     "Documentation Agents": as defined in the preamble to this Agreement.
      --------------------

     "Dollars" and "$": dollars in lawful currency of the United States.
      -------       -

     "Domestic Subsidiary": any Subsidiary of the Borrower organized under the
      -------------------
laws of any jurisdiction within the United States.

     "ECF Percentage": 75%.
      --------------

     "Environmental Laws": any and all applicable foreign, Federal, state, local
      ------------------
or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended
      -----
from time to time.

     "ESOP": as defined in the recitals to this Agreement.
      ----

     "ESOP Component": as defined in the recitals to this Agreement.
      --------------

     "ESOP Documentation": the collective reference to (a) the Appleton Papers
      ------------------
Retirement Savings and Employee Stock Ownership Plan, restated effective January 1, 2001, (b) the Appleton Papers Inc. Employee Stock Ownership Trust, adopted July 19, 2001, (c) the Prospectus dated July 23, 2001 distributed in connection with the ESOP Offering and (d) all amendments, supplements or other modifications to any of the foregoing, all schedules, exhibits and annexes thereto and all agreements affecting the terms thereof or entered into in connection therewith.

     "ESOP Offering": as defined the recitals to this Agreement.
      -------------

     "ESOP Related Distributions": all payments, loans, advances, distributions
      --------------------------
or dividends made by the Borrower to the Parent Entities to permit Holdings to satisfy its obligations to repurchase its common stock pursuant to the ESOP Documentation.

     "ESOP Stock Issuances": with respect to any period, any issuance of common
      --------------------
stock by Holdings to the ESOP during such period.

     "ESOP Trust": as defined in the recitals to this Agreement.
      ----------

     "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar
      ---------------------------------
Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

     "Eurodollar Base Rate": with respect to each day during each Interest
      --------------------
Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other
     --------------------
comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein; provided, however, that in no event shall the
                           --------- -------
Eurodollar Base Rate with respect to the Tranche B Term Loans be less than 2.50%.

     "Eurodollar Loans": Loans the rate of interest applicable to which is based
      ----------------
upon the Eurodollar Rate.

     "Eurodollar Rate": with respect to each day during each Interest Period
      ---------------
pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                        ---------------------------------
                    1.00 - Eurocurrency Reserve Requirements

     "Eurodollar Tranche": the collective reference to Eurodollar Loans under a
      ------------------
particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

     "Event of Default": any of the events specified in Section 9, provided that
      ----------------                                             --------
any requirement for the giving of notice, the lapse of time, or both, has been satisfied and/or lapsed, as applicable.

     "Excess Cash Flow": for any fiscal year of Holdings, the excess, if any, of
      ----------------
(a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication,
                                         ----
of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred to finance such expenditures (but including repayments of any such Indebtedness incurring during such period or any prior period) and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year,
(vi) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income and (vii) the excess (if any) of (A) ESOP Related Distributions during such fiscal year, over (B) Available ESOP
                                                    ----
Contributions for such fiscal year.

     "Excess Cash Flow Application Date": as defined in Section 4.2.
      ---------------------------------

     "Excluded Assets": as defined in the recitals to this Agreement.
      ---------------

     "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which
      ---------------------------
either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

     "Excluded Indebtedness":  all Indebtedness permitted by Section 8.2.
      ---------------------

                  "Existing Letters of Credit": as defined in Section 3.7.
                   --------------------------

                  "Facility": each of (a) the Tranche A Term Commitments and the
                   --------
Tranche A Term Loans made thereunder (the "Tranche A Term Facility"), (b) the
                                           -----------------------
Tranche B Term Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Facility") and (c) the Revolving Commitments and the extensions
 -----------------------
of credit made thereunder (the "Revolving Facility").
                                ------------------

                  "Federal Funds Effective Rate": for any day, the weighted
                   ----------------------------
average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

                  "Foreign Subsidiary":  any Subsidiary of the Borrower that is
                   ------------------
not a Domestic Subsidiary.

                  "Fox River Indemnity Arrangements":  the collective reference
                   --------------------------------
to the PDC Environmental Indemnity Agreement, the AWA Environmental Indemnity Agreement, the AIG Credit Support, the Fox River Security Agreement and the Bermuda Company Agreements.

                  "Fox River Security Agreement":  the Security Agreement,
                   ----------------------------
substantially in the form of Exhibit B to the AWA Environmental Indemnity Agreement, to be entered into among the Borrower, Holdings, New Appleton and AWA.

                  "Funded Debt": as to any Person, all Indebtedness of such
                   -----------
Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                  "Funding Office":  the office of the Administrative Agent
                   --------------
specified in Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United
                   ----
States as in effect from time to time. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Holdings, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Holdings' and the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Holdings, the Borrower, Administrative

Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in
                                      ------------------
accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  "Governmental Authority": any nation or government, any state
                   ----------------------
or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Group Members": the collective reference to Holdings, the
                   -------------
Borrower and their respective Subsidiaries.

                  "Guarantee and Collateral Agreement": the Guarantee and
                   ----------------------------------
Collateral Agreement to be executed and delivered by each Parent Entity, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

                  "Guarantee Obligation": as to any Person (the "guaranteeing
                   --------------------                          ------------
person"), any obligation of (a) the guaranteeing person or (b) another Person
------
(including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
         --------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors":  the collective reference to the Parent Entities
                   ----------
and the Subsidiary Guarantors.

                  "Hedge Agreements": all interest rate swaps, caps or collar
                   ----------------
agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations or commodity agreements or other similar arrangements designed to protect against fluctuations in commodity prices, either generally or under specific contingencies.

                  "Holdings":  as defined in the preamble to this Agreement.
                   --------

                  "Holdings Sub":  PDC Capital Corporation, a Delaware
                   ------------
corporation.

                  "Indebtedness": of any Person at any date, without
                   ------------
duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, provided that, if recourse in respect
                                          --------
of such Indebtedness is so limited, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount thereof and the fair market value of the property encumbered by such Lien as determined in good faith by the Board of Directors of Holdings), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided that, if such Person has not assumed or otherwise become liable in
 --------
respect of such Indebtedness, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of such Indebtedness and the fair market value of the property encumbered by such Lien as determined in good faith by the Board of Directors of Holdings), and (j) for the purposes of Sections 8.2 and 9(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Insolvency":  with respect to any Multiemployer Plan, the
                   ----------
condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.
                   ---------

                  "Insurer":  Commerce & Industry Insurance Company.
                   -------

                  "Intellectual Property":  the collective reference to all
                   ---------------------
rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Acquisition Loan": as defined in the recitals to
                   -----------------------------
this Agreement.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the
                   ---------------------
last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an Base Rate Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially,
                   ---------------
the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the
                                                       --------
foregoing provisions relating to Interest Periods are subject to the following:

                         (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                         (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Tranche A Term Loans or the Tranche B Term Loans, as the case may be; and

                         (iii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Investments":  as defined in Section 8.8.
                   -----------

                  "Issuing Lender": (a) with respect to Existing Letters of
                   --------------
Credit, M&I Marshall & Ilsley Bank and (b) with respect to any Letters of Credit issued after the Closing Date, The Toronto Dominion-Bank or any other Lender designated in writing as an Issuing Lender by the

Borrower with the consent of the Administrative Agent and such Lender, in each case in its capacity as issuer of any Letter of Credit.

          "L/C Commitment": $25,000,000.
           --------------

          "L/C Fee Payment Date": the last day of each March, June, September
           --------------------
and December and the last day of the Revolving Commitment Period.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the
           ---------------
aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.11.

          "L/C Participants": with respect to any Letter of Credit, the
           ----------------
collective reference to all the Revolving Lenders other than the Issuing Lender of such Letter of Credit.

          "Lead Arranger": as defined in the recitals to this Agreement.
           -------------

          "Lender Affiliate": (a) any Affiliate of any Lender, (b) any Person
           ----------------
that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

          "Lenders": as defined in the preamble hereto; provided, that unless
           -------                                      --------
the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

          "Letters of Credit": as defined in Section 3.7(a).
           -----------------

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan": any loan made by any Lender pursuant to this Agreement.
           ----

          "Loan Documents": this Agreement, the Security Documents and the
           --------------
Notes.

          "Loan Parties": each Group Member that is a party to a Loan Document.
           ------------

          "Majority Facility Lenders": with respect to any Facility, the holders
           -------------------------
of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

          "Managing Agent": as defined in the recitals to this Agreement.
           --------------

          "Material Adverse Effect": a material adverse effect on (a) the
           -----------------------
Acquisition (as of the Closing Date), (b) the business, assets, property, condition (financial or otherwise), results of operations or prospects of Holdings and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern": any gasoline or petroleum
           ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Mortgaged Properties": the real properties listed on Schedule 1.1B,
           --------------------
as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

          "Mortgages": each of the mortgages and deeds of trust made by any Loan
           ---------
Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

          "Multiemployer Plan": a Plan that is a multiemployer plan as defined
           ------------------
in Section 4001(a)(3) of ERISA.

          "NCR Agreements": the collective reference to (a) the Settlement
           --------------
Agreement, dated February 12, 1998, among the Borrower, NCR and B.A.T. Industries p.l.c., (b) Joint Defense and Representation Agreement, effective July 1, 1998, among NCR, the Borrower, Sidley & Austin, Godfrey & Kahn, S.C. and Simpson Thacher & Bartlett and (c) the Joint Defense Agreement and the Subsequent Allocation Arbitration Agreement, dated February 12, 1998, among the Borrower, NCR and B.A.T. Industries p.l.c. with respect to environmental liabilities related to the Fox River.

          "NCR": NCR Corp., a Maryland corporation.
           ---

          "Net Cash Proceeds": (a) in connection with any Disposition of
           -----------------
Property (including, without limitation, any Asset Sale) or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or by the disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) of such Disposition or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "New Appleton": as defined in the recitals to this Agreement.
           ------------

          "Non-Excluded Taxes": as defined in Section 4.10(a).
           ------------------

          "Non-Executing Person": as defined in Section 6.1(a).
           --------------------

          "Non-U.S. Lender": as defined in Section 4.10(d).
           ---------------

          "Notes": the collective reference to any promissory note evidencing
           -----
Loans.

          "Obligations": the unpaid principal of and interest on (including
           -----------
interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to any Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement entered into with any Agent or Lender or any affiliate of any Agent or Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i)
                                                    --------
obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

          "Other Taxes": any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document and any liabilities resulting from any delay in paying such taxes.

          "Parent Entities": the collective reference to Holdings, New Appleton,
           ---------------
AWDGP and AILLC.

          "Participant": as defined in Section 11.6(b).
           -----------

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant
           ----
to Subtitle A of Title IV of ERISA (or any successor).

          "PDC Environmental Indemnity Agreement": the Fox River PDC
           -------------------------------------
Environmental Indemnity Agreement, substantially in the form of Exhibit A-1 to the Acquisition Agreement, to be entered into on the Closing Date by Holdings, New Appleton and the Borrower.

          "Permitted Existing Debt": Indebtedness described on Schedule 8.2(d).
           -----------------------

          "Permitted Senior Subordinated Notes": the collective reference to the
           -----------------------------------
Seller Senior Subordinated Note and the Senior Subordinated Notes.

          "Person": an individual, partnership, corporation, limited liability
           ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan that is
           ----
covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Planned Restructuring": as defined in Section 8.4(b).
           ---------------------

          "Pricing Grid": the pricing grid attached hereto as Annex A.
           ------------

          "Pro Forma Balance Sheet": as defined in Section 5.1(a).
           -----------------------

          "Pro Forma Income Statements": as defined in Section 5.1(a).
           ---------------------------

          "Projections": as defined in Section 7.2(c).
           -----------

          "Properties": as defined in Section 5.17(a).
           ----------

          "Property": any right or interest in or to property of any kind
           --------
whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "Recovery Event": any settlement of or payment in respect of any
           --------------
property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

          "Reference Lender": Toronto Dominion (Texas), Inc.
           ----------------

          "Refunded Swingline Loans": as defined in Section 3.4.
           ------------------------

          "Refunding Date": as defined in Section 3.4.
           --------------

          "Register": as defined in Section 11.6(d).
           --------

          "Regulation U": Regulation U of the Board as in effect from time to
           ------------
time.

          "Reimbursement Obligation": the obligation of the Borrower to
           ------------------------
reimburse each Issuing Lender pursuant to Section 3.11 for amounts drawn under Letters of Credit.

          "Reinvestment Deferred Amount": with respect to any Reinvestment
           ----------------------------
Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 4.2(b) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event": any Asset Sale or Recovery Event in respect of
           ------------------
which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice": a written notice executed by a Responsible
           -------------------
Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through one or more of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair fixed or capital assets useful in its business.

          "Reinvestment Prepayment Amount": with respect to any Reinvestment
           ------------------------------
Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair fixed or capital assets useful in the Borrower's business.

          "Reinvestment Prepayment Date": with respect to any Reinvestment
           ----------------------------
Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event (or, in the case of a Recovery Event only, such longer period as may be necessary to repair or rebuild the property which is the subject of such Recovery Event, provided that binding agreements to effect such repairs or
                     --------
rebuilding have been entered into within such twelve month period and so long as the Borrower is using commercially reasonable efforts to complete such repairs or rebuilding in a timely manner), and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair fixed or capital assets useful in the Borrower's or its Subsidiaries' business with all or any portion of the relevant Reinvestment Deferred Amount.

          "Reorganization": with respect to any Multiemployer Plan, the
           --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(b) of
           ----------------
ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.(S) 4043.

          "Required Lenders": at any time, the holders of more than 50% of (a)
           ----------------
until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

          "Requirement of Law": as to any Person, the Certificate or Articles of
           ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer, president, chief
           -------------------
financial officer or treasurer of Holdings, but in any event, with respect to financial matters, the chief financial officer or treasurer of Holdings and, for the purposes of Section 7.7 only, any vice president or other officer of Holdings or the Borrower who is responsible for compliance with the Loan Documents.

          "Restricted Payments": as defined in Section 8.6.
           -------------------

          "Revolving Commitment": as to any Lender, the obligation of such
           --------------------
Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $75,000,000.

          "Revolving Commitment Period": the period from and including the
           ---------------------------
Closing Date to the Revolving Termination Date.

          "Revolving Extensions of Credit": as to any Revolving Lender at any
           ------------------------------
time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

          "Revolving Lender": each Lender that has a Revolving Commitment or
           ----------------
that holds Revolving Loans.

          "Revolving Loans": as defined in Section 3.1(a).
           ---------------

          "Revolving Percentage": as to any Revolving Lender at any time, the
           --------------------
percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

          "Revolving Termination Date": November 8, 2005.
           --------------------------

          "SEC": the Securities and Exchange Commission, any successor thereto
           ---
and any analogous Governmental Authority.

          "Security Documents": the collective reference to the Guarantee and
           ------------------
Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Seller Note Purchase Agreement": the Note Purchase Agreement, dated
           ------------------------------
as of the Closing Date hereof, entered into between AWA and the Borrower in connection with the issuance of the Seller Senior Subordinated Note, together with all instruments and other agreements entered into by the Borrower in connection therewith.

          "Sellers": as defined in the recitals to this Agreement.
           -------

          "Seller Senior Subordinated Note": as defined in the recitals to this
           -------------------------------
Agreement.

          "Senior Subordinated Note Indenture": the Indenture entered into by
           ----------------------------------
Holdings, the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by Holdings, the Borrower or such Subsidiaries in connection therewith.

          "Senior Subordinated Notes": senior subordinated unsecured notes of
           -------------------------
the Borrower issued in a public offering or in a transaction involving a Rule 144A private placement and having terms substantially the same as the Seller Senior Subordinated Note, except such modified terms as the Syndication Agent agrees are necessary to reflect prevailing market terms at the time of issuance of such senior subordinated notes for "high-yield" securities issued by companies of comparable size, capitalization (including, without limitation, having a senior secured credit facility in place) and credit rating or are otherwise acceptable to the Syndication Agent; provided that in no event shall
                                               --------
the Senior Subordinated Notes (a) amortize, or otherwise be subject to scheduled redemptions, repurchases or other payments of principal or have a final maturity date that is earlier than the Seller Senior Subordinated Note, (b) be subordinated to the Obligations in a manner less favorable to the Lenders than the Seller Senior Subordinated Note, (c) provide for covenants, events of default and remedies materially less favorable to the Borrower than the Seller Senior Subordinated Note or (d) require prepayments or mandatory redemptions in a manner more extensive than the Seller Senior Subordinated Note.

          "Single Employer Plan": any Plan that is covered by Title IV of ERISA,
           --------------------
but that is not a Multiemployer Plan.

          "Solvent": when used with respect to any Person, means that, as of any
           -------
date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Change of Control": a "Change of Control" (or any other
           ---------------------------
defined term having a similar purpose) as defined in the Seller Senior Subordinated Note or the Senior Subordinated Note Indenture.

          "Specified Hedge Agreement": any Hedge Agreement (other than in
           -------------------------
respect of commodities purchases) (a) entered into by (i) the Borrower or any of its Subsidiaries and (ii) any Agent or Lender or any affiliate thereof, as counterparty and (b) that has been designated by such Agent or Lender, as the case may be, and the Borrower, by notice to the Administrative Agent, as a Specified Hedge Agreement. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of the Agent, Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement.

          "Subordination Agreement": the Subordination Agreement to be executed
           -----------------------
and delivered to the Administrative Agent by AWA and Holdings, substantially in the form of Exhibit K.

          "Subsidiary": as to any Person, a corporation, partnership, limited
           ----------
liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor": each Subsidiary of the Borrower other than any
           --------------------
Excluded Foreign Subsidiary, Holdings Sub or Appleton Recycled.

          "Swingline Commitment": the obligation of the Swingline Lender to make
           --------------------
Swingline Loans pursuant to Section 3.3 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

          "Swingline Lender": Toronto Dominion (Texas), Inc., in its capacity as
           ----------------
the lender of Swingline Loans.

          "Swingline Loans": as defined in Section 3.3.
           ---------------

          "Swingline Participation Amount": as defined in Section 3.4.
           ------------------------------

          "Syndication Agent": as defined in the preamble to this Agreement.
           -----------------

          "Synthetic Purchase Agreement": any agreement pursuant to which any
           ----------------------------
Group Member is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than a Group Member of any Capital Stock of any Group Member or any Indebtedness referred to in Section
7.9 or (b) any payment (except as otherwise expressly permitted by Section 7.6 or 7.9) the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness; provided, that no phantom
                                                    --------
stock or similar plan providing for payments only to current or former directors, officers or employees of any Group Member (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

               "Term Lenders": the collective reference to the Tranche A Term
                ------------
Lenders and the Tranche B Term Lenders.


               "Term Loans": the collective reference to the Tranche A Term
                ----------
Loans and Tranche B Term Loans.

               "Total Revolving Commitments": at any time, the aggregate amount
                ---------------------------
of the Revolving Commitments then in effect.

               "Total Revolving Extensions of Credit": at any time, the
                ------------------------------------
aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

               "Tranche A Term Commitment": as to any Lender, the obligation of
                -------------------------
such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount equal to the amount set forth under the heading "Tranche A Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche A Term Commitments is $115,000,000.

               "Tranche A Term Lender": each Lender that has a Tranche A Term Commitment or that holds a Tranche A Term Loan.


               "Tranche A Term Loan": as defined in Section 2.1.
                -------------------

               "Tranche A Term Percentage": as to any Tranche A Term Lender at
                -------------------------
any time, the percentage which such Lender's Tranche A Term Commitment then constitutes of the aggregate Tranche A Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

               "Tranche B Term Commitment": as to any Lender, the obligation of
                -------------------------
such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount equal to the amount set forth under the heading "Tranche B Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche B Term Commitments is $150,000,000.

               "Tranche B Term Lender": each Lender that has a Tranche B Term
                ---------------------
Commitment or that holds a Tranche B Term Loan.

               "Tranche B Term Loan": as defined in Section 2.1.
                -------------------

               "Tranche B Term Percentage": as to any Tranche B Lender at any
                -------------------------
time, the percentage which such Lender's Tranche B Term Commitment then constitutes of the aggregate Tranche B Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

               "Transactions": as defined in the recitals to this Agreement.
                ------------

               "Transferee": any Assignee or Participant.
                ----------

               "Type": as to any Loan, its nature as a Base Rate Loan or a
                ----
Eurodollar Loan.


               "United States": the United States of America.
                -------------

               "Wholly Owned Subsidiary": as to any Person, any other Person all
                -----------------------
of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

               1.2. Other Definitional Provisions.
                    -----------------------------

               (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

               (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

               (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS

               2.1. Term Commitments.
                    ----------------

                Subject to the terms and conditions hereof, (a) each Tranche A Term Lender severally agrees to make a term loan (a "Tranche A Term Loan") to
                                                     -------------------
the Borrower on the Closing Date in an amount equal to the amount of the Tranche A Term Commitment of such Lender and (b) each Tranche B Term Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower on the
                               -------------------
Closing Date in an amount equal to the amount of the Tranche B

Term Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 4.3.

          2.2.  Procedure for Term Loan Borrowing.
                ---------------------------------

          (a) (a) The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing
Date) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

          (b) The Borrower shall pay to each Tranche B Lender on the Closing Date, at such Tranche B Lender's option either (i) an amount representing original issue debt discount on each such Tranche B Lender's Tranche B Term Loan (the "OID Amount") equal to 2.50% of the principal amount of such Tranche B Term
      ----------
Loan or (ii) an amount representing an additional fee in respect of such Tranche B Lender's Tranche B Term Loan (the "Additional Fee Amount") equal to 2.50% of
                                     ---------------------
the principal amount of such Tranche B Term Loan. The obligation of each Tranche B Lender to make a Tranche B Term Loan pursuant to paragraph (a) of this Section
2.2 and the Borrower's obligation to pay the OID Amount or the Additional Fee Amount, as the case may be, pursuant to this paragraph (b) shall (unless such Tranche B Lender requests that such amount be paid directly to such Tranche B Lender) be netted against each other, such that each such Tranche B Lender shall pay to the Borrower the amount by which such Tranche B Lender's obligation to make a Tranche B Term Loan pursuant to paragraph (a) exceeds the OID Amount or the Additional Fee Amount, as the case may be. Amounts payable under this paragraph (b) are in addition to any other fees or other amounts payable to any Tranche B Lender under this Agreement.

          2.3.  Repayment of Term Loans.
                -----------------------

          (a) The Tranche A Term Loan of each Tranche A Lender shall mature in 15 consecutive quarterly installments, commencing on March 31, 2002 each of which shall be in an amount equal to such Lender's Tranche A Term Percentage multiplied by the amount set forth below opposite such installment:

          Installment Date                  Principal Amount
          ----------------                  ----------------

          March 31, 2002                         $7,666,666
          June 30, 2002                          $7,666,666
          September 30, 2002                     $7,666,666
          December 31, 2002                      $7,666,666

                                                                              28
               Installment Date                        Principal Amount
               ----------------                        ----------------

               March 31, 2003                             $7,666,666
               June 30, 2003                              $7,666,666
               September 30, 2003                         $7,666,666
               December 31, 2003                          $7,666,666
               March 31, 2004                             $7,666,666
               June 30, 2004                              $7,666,666
               September 30, 2004                         $7,666,666
               December 31, 2004                          $7,666,666
               March 31, 2005                             $7,666,666
               June 30, 2005                              $7,666,666
               November 8, 2005                           $7,666,676


               (b) The Tranche B Term Loan of each Tranche B Lender shall mature in 19 consecutive quarterly installments, commencing on March 31, 2002 each of which shall be in an amount equal to such Lender's Tranche B Term Percentage multiplied by the amount set forth below opposite such installment:


               Installment Date                         Principal Amount
               ----------------                         ----------------

               March 31, 2002                                 $375,000
               June 30, 2002                                  $375,000
               September 30,2002                              $375,000
               December 31, 2002                              $375,000
               March 31, 2003                                 $375,000
               June 30, 2003                                  $375,000
               September 30, 2003                             $375,000
               December 31, 2003                              $375,000
               March 31, 2004                                 $375,000
               June 30, 2004                                  $375,000
               September 30, 2004                             $375,000
               December 31, 2004                              $375,000
               March 31, 2005                                 $375,000
               June 30, 2005                                  $375,000
               September 30, 2005                             $375,000
               December 31, 2005                              $375,000
               March 31, 2006                                 $375,000
               June 30, 2006                                  $375,000
               November 8, 2006                           $143,250,000


          SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

               3.1. Revolving Commitments.
                    ---------------------

                 (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to
                                                         ---------------
the Borrower from time to time
during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying and reborrowing the Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 3.2 and 4.3.

               (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

               3.2. Procedure for Revolving Loan Borrowing.
                    --------------------------------------

                 The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower
                                                     --------
shall give the Administrative Agent irrevocable notice in such form as the Administrative Agent may reasonably request (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing Date shall initially be Base Rate Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $500,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may
                                 --------
request, on behalf of the Borrower, borrowings under the Revolving Commitments that are Base Rate Loans in other amounts pursuant to Section 3.4. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent
       --- ----
for the account of the Borrower at the Funding Office prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent. Revolving Loans in an aggregate amount not to exceed $5,000,000 may be made on the Closing Date.

               3.3. Swingline Commitment.
                    --------------------

                 (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans ("Swingline Loans") to the
                                               ---------------
Borrower; provided that (i) the aggregate principal amount of
          --------

Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be Base Rate Loans only.

          (b) The Borrower shall repay all outstanding Swingline Loans on the Revolving Termination Date.

          3.4. Procedure for Swingline Borrowing; Refunding of Swingline Loans.
               ---------------------------------------------------------------

            (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

          (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to
      ------------------------
repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

          (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 3.4(b), one of the events described in Section 9(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 3.4(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 3.4(b) (the "Refunding Date"),
                                                           --------------
purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline
                                                                  ---------
Participation Amount") equal to (i) such Revolving Lender's Revolving Percentage
--------------------
times (ii) the sum of the aggregate principal amount of Swingline Loans then
-----
outstanding that were to have been repaid with such Revolving Loans.

          (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to
         --- ----
pay the principal of and interest on all Swingline Loans then due); provided,
                                                                    --------
however, that in the event that such payment received by the Swingline Lender is
-------
required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

          (e) Each Revolving Lender's obligation to make the Loans referred to in Section 3.4(b) and to purchase participating interests pursuant to Section 3.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 6; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          3.5. Commitment Fees, etc.
               --------------------

            (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

          (c) The Borrower agrees to pay to the Syndication Agent and the Lead Arranger the fees in the amounts and on the dates previously agreed to in writing by the Borrower, the Syndication Agent and the Lead Arranger.

          3.6. Termination or Reduction of Revolving Commitments.
               -------------------------------------------------
            The Borrower shall have the right, upon not less than one Business Day's notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be
--------
permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and the Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

          3.7. L/C Commitment.
               --------------
            (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in
Section 3.10(a), agrees to issue letters of credit ("Letters of Credit") for the
                                                     -----------------
account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be reasonably satisfactory to such Issuing Lender; provided that such Issuing Lender shall have no obligation to issue any Letter
--------
of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a face amount of at least $250,000 (unless otherwise agreed by the relevant Issuing Lender) and (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the
--------
renewal thereof for additional periods of up to one-year (which shall in no event extend beyond the date referred to in clause (y) above). Each of the letters of credit described on Schedule 3.7 (which were issued prior to the Closing Date) (the "Existing Letters of Credit") shall be deemed to be, for all
                    --------------------------
purposes of this Agreement and the other Loan Documents, Letters of Credit issued under this Agreement on the Closing Date.

          (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.8. Procedure for Issuance of Letter of Credit.
               ------------------------------------------

            The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Application, such Issuing Lender will notify the Administrative Agent of the amount, the beneficiary and the requested expiration of the requested Letter of Credit, and upon receipt of confirmation from the Administrative Agent that after giving effect to the requested issuance, the Available Revolving Commitments would not be less than zero, such

Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (with a copy to the Administrative Agent) promptly following the issuance thereof. Such Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

          3.9.  Fees and Other Charges.
                ----------------------

            (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to each Issuing Lender for its own account a fronting fee on the undrawn and unexpired amount of each Letter of Credit issued by such Issuing Lender as agreed by the Borrower and such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.10. L/C Participations.
                ------------------

            (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in such Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder by such Issuing Lender and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent upon demand of such Issuing Lender an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. The Administrative Agent shall promptly forward such amounts to such Issuing Lender.

          (b) If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of the Issuing Lender pursuant to Section 3.10(a) in respect of any unreimbursed portion of any payment made by any Issuing Lender under any Letter of

Credit issued by such Issuing Lender is paid to the Administrative Agent for the account of such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender on demand an amount equal to the product of
(i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.10(a) is not made available to the Administrative Agent for the account of such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Facility. A certificate of an Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro
                                                                         ---
rata share of such payment in accordance with Section 3.10(a), the
----
Administrative Agent or such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, the Administrative Agent or such Issuing Lender, as the case may be, will distribute to such L/C Participant its pro rata share
                                                                --- ----
thereof; provided, however, that in the event that any such payment received by
         --------  -------
Administrative Agent or such Issuing Lender, as the case may be, shall be required to be returned by the Administrative Agent or such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender the portion thereof previously distributed by the Administrative Agent or such Issuing Lender, as the case may be, to it.

          (d) Each Revolving Lender's obligation to purchase participating interests in unreimbursed drafts pursuant to Section 3.10(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against any Issuing Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 6; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          3.11. Reimbursement Obligation of the Borrower.
                ----------------------------------------

          The Borrower agrees to reimburse any Issuing Lender on the Business Day next succeeding the Business Day on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit issued by such Issuing Lender and paid by such Issuing Lender for the amount of
(a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each Issuing Lender agrees to notify the Administrative Agent and the Borrower promptly of any draft paid under any Letter of Credit issued by such Issuing Lender. Each such payment shall be made to such Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (i) until the Business Day next succeeding the date of the relevant notice, Section 4.5(b) and (ii) thereafter,
Section 4.5(c). Each drawing under any Letter of Credit shall (unless (x) an event of the type described in clause (i) or (ii) of Section 9(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.10 for funding by L/C Participants shall apply or (y) the Borrower has otherwise notified the Administrative Agent ) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 3.2 of Base Rate Loans in the amount of such drawing (notwithstanding the minimum borrowing amounts set forth therein). The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans could be made, pursuant to Section 3.2, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

          3.12. Obligations Absolute.
                --------------------

          The Borrower's obligations under Section 3.11 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.11 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except to the extent resulting from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit issued by such Issuing Lender or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

          3.13. Letter of Credit Payments.
                -------------------------

          If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of each Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Lender shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

          3.14. Applications.
                ------------

          To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS
                              AND LETTERS OF CREDIT

          4.1. Optional Prepayments.
               --------------------

          The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto, in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment, whether Term Loans, Revolving Loans, Swingline Loans or any combination thereof will be repaid, and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any
                          --------
day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 4.11. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

          4.2. Mandatory Prepayments.
               ---------------------

          (a) If any Capital Stock or Indebtedness shall be issued or incurred by any Group Member (other than (i) any Capital Stock issued by Holdings to the ESOP pursuant to the ESOP Documentation, (ii) equity contributions to the Borrower or any Subsidiary of the Borrower made by Holdings or any Subsidiary of Holdings or (iii) Excluded Indebtedness), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in Section 4.2(d).

          (b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans as set forth in Section 4.2(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash
--------
Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $2,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in
Section 4.2(d). Notwithstanding the foregoing, the Term Loans shall be prepaid with the Net Cash Proceeds of any Disposition of Property by any Group Member to the extent that absent such prepayment the

Borrower would be required to make an "Asset Sale Offer" pursuant to and as defined in the Seller Senior Subordinated Note or the Senior Subordinated Notes Indenture as a result of such Disposition.

          (c) If, for any fiscal year of Holdings commencing with the fiscal year ending on or about December 30, 2002, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans as set forth in Section 4.2(d). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five Business Days after the
 ---------------------------------
date on which the financial statements of Holdings referred to in Section 7.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders.

          (d) Amounts to be applied in connection with prepayments made pursuant to Section 4.2 shall be applied to the prepayment of the Term Loans only, and the Borrower shall be entitled to retain any such amounts after the repayment in full of the Term Loans. The application of any prepayment pursuant to Section
4.2 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans.
                   -----                          ------
Each prepayment of the Loans under Section 4.2 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          (e) Notwithstanding anything to the contrary in Section 4.2(d) or 4.8, with respect to 50% of the amount of any mandatory prepayment described in
Section 4.2 that is allocated to Tranche B Term Loans (such amounts, the "Tranche B Prepayment Amount"), at any time when Tranche A Term Loans remain
 ---------------------------
outstanding, the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans, as provided in paragraph (d) above, on the date specified in Section 4.2 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as
          ------------------------
practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Lender a Prepayment Option Notice, which shall be in the form of Exhibit G, and shall include an offer by the Borrower to prepay on the date (each a "Mandatory Prepayment Date") that is 10 Business Days
                            -------------------------
after the date of the Prepayment Option Notice, the Tranche B Term Loans of such Lender by an amount equal to the portion of the Tranche B Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Mandatory Prepayment Date, (i) the Borrower shall pay to the Tranche B Lenders the aggregate amount necessary to prepay that portion of the outstanding Tranche B Term Loans in respect of which such Tranche B Lenders have accepted prepayment as described above and (ii) the Borrower shall pay to the Tranche A Lenders an amount equal to the portion of the Tranche B Prepayment Amount not accepted by the Tranche B Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans.

          4.3. Conversion and Continuation Options.
               -----------------------------------

          (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such
                                                          --------
conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility
                  --------
may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided
                                                                       --------
that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice
--------  -------
as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          4.4. Limitations on Eurodollar Tranches.
               ----------------------------------

          Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than seven Eurodollar Tranches shall be outstanding at any one time.

          4.5. Interest Rates and Payment Dates.
               --------------------------------

          (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate
        ----
applicable to Base Rate Loans under the Revolving Facility plus 2%, and (ii) if
                                                           ----
all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do
                      ----
not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i)
                             ----
and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
      --------
shall be payable from time to time on demand.

          4.6. Computation of Interest and Fees.
               --------------------------------

          (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 4.5(a).

          4.7. Inability to Determine Interest Rate.
               ------------------------------------

          If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar

Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and
(z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent or the Majority Facility Lenders under the relevant Facility (which shall be given promptly if the relevant circumstances cease to exist), as the case may be no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          4.8. Pro Rata Treatment and Payments.
               -------------------------------

          (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the
                                             --- ----
respective Tranche A Term Percentages, Tranche B Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata
                                                                     --- ----
according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders (except as otherwise provided in Section 4.2(e)). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans and Tranche B Term Loans, as the case may be, pro rata based upon the then remaining principal
                           --- ----
amount thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro
                                                                          ---
rata according to the respective outstanding principal amounts of the Revolving
----
Loans then held by the Revolving Lenders.

          (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

          (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not
           --- ----
made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          4.9. Requirements of Law.
               -------------------

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 4.10 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender any additional amounts reasonably determined by such Lender to be necessary to compensate such Lender for such increased cost or reduced amount receivable within ten Business Days of its receipt of a written notice, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender with a copy to the Administrative Agent.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof and not included in the calculation of the Eurodollar Rate shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then the Borrower shall pay such Lender any additional amounts reasonably determined by such Lender in good faith to be necessary to compensate such Lender or such corporation for such reduction within ten Business Days of its receipt of a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender with a copy to the Administrative Agent; provided that the Borrower shall not be required to
                      --------
compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if
                                                       -------- -------
the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) showing in reasonable detail the basis for the calculation thereof shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.10. Taxes.
                -----

          (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, net profits taxes, and franchise taxes (imposed in lieu of net income or net profits taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any
  ------------------
amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower
                                         --------  -------
shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes (or if such receipt is not obtainable, other evidence of such payment reasonably acceptable to such Lender) when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure.

          (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the
                                       ---------------
Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN (with respect to a reduced rate of or complete exemption from tax under an income tax treaty) or Form W-8-ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit H and a Form W-8BEN (with respect to a the portfolio interest exemption), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver (i) such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender and (ii) at the request of the Borrower, such other forms as may be required in order to confirm or establish the entitlement of such Non-U.S. Lender to continued exemption from or reduction in U.S. withholding tax with respect to payments under this Agreement and the other Loan Documents. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph (d) that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located or from which payments hereunder are made, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Documents shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is
                                               --------
legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (g) If a Lender (or the Administrative Agent on behalf of a Lender) receives a refund in respect of, any Taxes or Other Taxes for which the Borrower has paid additional amounts pursuant to this Section 4.10 which refund in the sole good faith judgment of such Lender (or the Administrative Agent) is allocable to such payment, such Lender shall within 30 days from the date of the receipt of such refund pay to the Borrower an amount equal to such refund (net of all out-of-pocket expenses of such Lender or the Administrative Agent); provided, however, that the Borrower upon the request of such Lender or the
--------  -------
Administrative Agent agrees to repay the amount paid over to the Borrower (and any interest or penalties thereon) to such Lender or to the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund. Nothing in this Section 4.10(g) shall require a Lender to disclose its tax returns to the Borrower.

          4.11. Indemnity.
                ---------

          The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur (but excluding any loss of anticipated profits) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as
                                            ----
reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.12. Change of Lending Office.
                ------------------------

          Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.9, 4.10(a) or 4.15 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the
            --------
reasonable discretion of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided,
                                                                       --------
further, that nothing in this Section shall affect or postpone any of the
-------
obligations of the Borrower or the rights of any Lender pursuant to Section 4.9, 4.10(a) or 4.15

          4.13. Replacement of Lenders.
                ----------------------

          The Borrower shall be permitted to replace, with a replacement financial institution, any Lender that (a) requests reimbursement for amounts owing or relief pursuant to Section 4.9, 4.10(a) or 4.15, (b) defaults in its obligation to make Loans hereunder or (c) is unable to make Eurodollar Loans as a result of circumstances described in Section 4.15; provided that (i) such
                                                     --------
replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 4.12 so as to eliminate the continued need for payment of amounts owing or relief pursuant to Section 4.9, 4.10(a) or 4.15, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 4.11 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to
Section 4.9, 4.10(a) or 4.15, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

          4.14. Evidence of Debt.
                ----------------

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 4.14(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the
                   ----- -----
obligations of the Borrower therein recorded; provided, however, that the
                                              --------  -------
failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

          (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Credit Loans or Swingline Loans, as the case may be, of such Lender, substantially in the forms of Exhibit I-1, I-2 or I-3, respectively, with appropriate insertions as to date and principal amount.

          4.15. Illegality.
                ----------

          Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement and for so long as such circumstances exist, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.11.

                   SECTION 5. REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each of Holdings and the Borrower hereby, jointly and severally, represents and warrants to each Agent and each Lender that:

          5.1.  Financial Condition.
                -------------------

          (a)  The unaudited pro forma consolidated balance sheet of Holdings
                             --- -----
and its consolidated Subsidiaries as at or about September 30, 2001 (including the notes thereto) (the "Pro Forma Balance Sheet") and the unaudited pro forma
                         -----------------------                     --- -----
consolidated statements of income of Holdings and its consolidated Subsidiaries for the twelve month period ended on or about December 31, 2000 and the quarterly periods ended on or about March 31, 2001, June 30, 2001 and September 30, 2001 (the "Pro Forma Income Statements"), copies of which have heretofore
               ---------------------------
been furnished to each Lender, have been prepared giving effect (as if such events had occurred on September 30, 2001 or on the first day of the relevant period, as the case may be) to (i) the consummation of Transactions, (ii) the Loans to be made and the Seller Senior Subordinated Note to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet and the Pro Forma Income Statements have been prepared based on the best information available to Holdings as of the date of delivery thereof, and present fairly on a pro forma basis the estimated financial position of Holdings and its
  --- -----
consolidated Subsidiaries as at September 30, 2001 and the estimated consolidated results of operations of Holdings and its consolidated Subsidiaries for each period covered by the Pro Forma Income Statements, assuming that the events specified in the preceding sentence had actually occurred, in the case of the Pro Forma Balance Sheet, on September 30, 2001 and, in the case of each Pro Forma Income Statement, on the first day of the relevant period covered thereby, in accordance with Regulation S-X of the Securities Act of 1933, as amended, except as otherwise approved by the Syndication Agent.

          (b) The audited consolidated balance sheets of AWDGP as at or about December 31, 1999 and December 31, 2000, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PriceWaterhouse Coopers LLC present fairly in all material respects the consolidated financial condition of AWDGP as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of AWDGP as at or about March 31, 2001, June 30, 2001 and September 30, 2001, and the related unaudited consolidated statements of income and cash flows for the quarterly period ended on such dates, present fairly in all material respects the consolidated financial condition of AWDGP as at such dates, and the consolidated results of its operations and its consolidated cash flows for the quarterly periods then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Except as disclosed on Schedule 5.1, neither AWDGP, any of its Subsidiaries or any Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from the date of the most recent audited consolidated balance sheet delivered pursuant to this clause (b) to and including the date hereof, there has been no Disposition by AWDGP of any material part of its business or property (other than the Disposition of the Borrower's Harrisburg, Pennsylvania facility described in the Acquisition Documentation and the Excluded Assets).

          5.2. No Change.
               ---------

                 Since December 30, 2000, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                 5.3.   Corporate Existence; Compliance with Law.
                        ----------------------------------------

                 Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 5.4.   Power; Authorization; Enforceable Obligations.
                        ---------------------------------------------

                 Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices, which have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 5.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 5.5.   No Legal Bar.
                        ------------

                 The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  5.6.  Litigation.
                        ----------

                  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or Transactions, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  5.7.  No Default.
                        ----------

                  Neither Holdings, the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  5.8.  Ownership of Property; Liens.
                        ----------------------------

                  Each of Holdings, the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 8.3.

                  5.9.  Intellectual Property.
                        ---------------------

                  Holdings, the Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except where the failure to own or license such Intellectual Property could not reasonably be expected to have a Material Adverse Effect. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. To the best of Holdings', the Borrower's and the Subsidiaries' knowledge, the use of Intellectual Property by Holdings, the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  5.10. Taxes.
                        -----

                  Each of Holdings, the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim has been asserted, with respect to any such tax, fee or other charge, which claim, if determined adversely to Holdings, the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  5.11. Federal Regulations.
                        -------------------

                  No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  5.12. Labor Matters.
                        -------------

                  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

                  5.13. ERISA.
                        -----

                  (a) Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a liability under ERISA which could reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA which could reasonably be expected to have a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  (b) Favorable determination letters have been received from the Internal Revenue Service with respect to each Plan (other than the ESOP) which is intended to comply with the provisions of Section 401(a) of the Code and, to Holdings and the Borrower's knowledge, each Plan (including, without limitation, the ESOP) complies in form and in operation with the requirements of
Section 401(a) of the Code, the relevant provisions of ERISA, and any other applicable laws, rules, and regulations required as of the date of this Agreement.

                  (c) To Holdings and the Borrower's knowledge, neither Holdings nor the Borrower nor any ERISA Affiliate of Holdings or the Borrower, nor any trustee, administrator, or fiduciary of any of the Plans, has (i) engaged in a "prohibited transaction," as that term is defined in Section 4975 of the Code or Section 406 of ERISA, which could directly or indirectly subject the applicable Plan or trust or Holdings, the Borrower or an ERISA Affiliate of Holdings and the Borrower to any liability for a tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA, or (ii) committed a breach of its fiduciary duties (as defined in Section 404 of ERISA) which could directly or indirectly subject the applicable Plan or trust or Holdings, the Borrower, or an ERISA Affiliate of Holdings or the Borrower to any liability under Section 502 of ERISA.

                  (d) The valuation of the Capital Stock being acquired by the ESOP Trust has been performed by a qualified independent appraiser within the meaning of Section 401(a)(28)(C) of the Code.

                  (e) The purchase of the Capital Stock by the ESOP Trust from Holdings, the execution and performance of this Agreement, the Loan Documents, the Acquisition Agreement, and the ESOP Documentation, and the consummation of the transactions contemplated by this Agreement and by the Loan Documents, the Acquisition Agreement, and the ESOP Documentation will not (i) involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which there is no exemption under Section 408 of ERISA or Section 4975 of the Code, respectively; (ii) be a violation of the fiduciary responsibility standards imposed by Section 404 of ERISA; or (iii) adversely affect the qualified status of the ESOP under Sections 401(a) or 4975(e)(7) of the Code.

                  (f) (i) The ESOP Component is an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code and the ESOP is qualified under Section 401(a) of the Code; (ii) the ESOP has been duly established in accordance with and under applicable law and the ESOP's trusts are tax-exempt trusts under Section 501(a) of the Code; (iii) the terms of the Acquisition Agreement, and the ESOP Documentation comply with the applicable provisions of Title I of ERISA; (iv) the shares of Capital Stock acquired by the ESOP Trust are "employer securities," within the meaning of Section 409(l) of the Code; (v) the purchase price paid by the ESOP Trust to Holdings for the Capital Stock under the Acquisition Agreement will not exceed "adequate consideration," as defined in Section 3(18) of ERISA; and (vi) all of the information provided by, or on behalf of, Holdings and the Borrower to the independent appraiser for the ESOP Trust, in connection with the transactions contemplated by the Acquisition Agreement and the ESOP Documentation, will be true and accurate in all material respects and there will be no failure by, or on behalf of, the Borrower to disclose any material information to the independent appraiser for the ESOP Trust.

                  (g) The Prospectus for participants in the ESOP and the Appleton Papers Inc. Retirement Medical Savings Plan (the "401(a) Plan") dated July 23, 2001 and supplemented on August 14, 2001 (as so supplemented, the "Prospectus"), was distributed by Borrower to all participants in the ESOP and
 ----------
the 401(a) Plan who were active participants as of July 23, 2001 (the "Participants"). The Prospectus contains a true and complete description of all of the material terms and conditions under which the Participants were provided an opportunity to direct the transfer to the ESOP Component of portions of their accounts balances under the ESOP and 401(a) Plan. The Prospectus also provides a full and accurate description of all material information relating to the operations of Borrower, the terms of the Acquisition Agreement, and the risks associated with an investment in Borrower's stock. The Prospectus did not when issued on July 23, 2001 and when supplemented on August 14, 2001 (and, as of the Closing Date, does not) contain any untrue statement of material fact and did not when issued on July 23, 2001 and when supplemented on August 14, 2001 (and, as of the Closing Date, does not), omit any material facts necessary to make the statements contained in the Prospectus not misleading. The offer made by Borrower to the Participants to transfer portions of their non-ESOP Component accounts under the ESOP and 401(a) Plan account balances to the ESOP Component was carried out in full compliance with all applicable federal and state securities laws. The transfers of portions of the account balances of the Participants from the ESOP and 401(a) Plan to the ESOP Component will be completed in the manner set forth in the Prospectus and in compliance with all applicable laws.

                  5.14. Investment Company Act; Other Regulations.
                        -----------------------------------------

                  No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  5.15. Subsidiaries.
                        ------------

                  Except as disclosed to the Administrative Agent by Holdings or the Borrower in writing from time to time after the Closing Date, (a) Schedule
5.15 sets forth the name and jurisdiction of incorporation of each Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) except as set forth in the ESOP Documentation, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of Holdings, the Borrower or any of their Subsidiaries, except as created by the Loan Documents.

                  5.16. Use of Proceeds.
                        ---------------

                  The proceeds of the Term Loans shall, and up to $5,000,00 of proceeds of the Revolving Loans may, be used to finance a portion of the Acquisition and to pay related fees and expenses. Following the Closing Date, the proceeds of the Revolving Loans and the Swingline Loans may be used, together with the proceeds of the Letters of Credit, for general corporate purposes of the Borrower and its Subsidiaries.

                  5.17. Environmental Matters.
                        ---------------------

                  Except as, in the aggregate (excluding matters set forth on Schedule 5.17), could not reasonably be expected to have a Material Adverse
Effect:

                  (a) the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously
                          ----------
contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

                  (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does Holdings or the
                                            --------
Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

     (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

     (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

     (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

     (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

     (g) no Group Member has assumed any liability of any other Person under Environmental Laws.

     5.18. Accuracy of Information, etc.
           -----------------------------

     No statement or information, other than the projections and pro forma financial information, contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the Transactions or the other transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact, or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading. The projections and pro forma financial information contained in the materials
                --- -----
referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties of Holdings and its Subsidiaries contained in the Acquisition Documentation are true and correct in all material respects. As of the date hereof, there is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the Transactions or the other transactions contemplated hereby and by the other Loan Documents.

     5.19. Security Documents.
           ------------------

     (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates and related stock powers representing such Pledged Stock are delivered to the Administrative Agent (and so long as the Administrative Agent retains possession of such certificates and stock powers in the State of New York), and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 3(a) to the Guarantee and Collateral Agreement in appropriate form are filed in the offices specified on Schedule 3(a) to the Guarantee and Collateral Agreement, to the extent that a security interest therein can be perfected by the filing of a financing statement or by the other filings described in Schedule 3(a) to the Guarantee and Collateral Agreement, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 8.3).

     (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3(b) to the Guarantee and Collateral Agreement, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except as reflected in the exceptions to the title policies delivered pursuant to Section 6.1(n) or Section 7.10(b)). Schedule 1.1B lists each parcel of real property in the United States owned in fee simple by Holdings or any of its Subsidiaries as of the Closing Date.

     5.20. Solvency.
           --------

     Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

     5.21. Senior Indebtedness
           -------------------

     The Obligations constitute "Senior Debt" and "Designated Senior Debt" (or any other defined term having a similar purpose) of the Borrower under the Seller Senior Subordinated Note and, at any time after the Senior Subordinated
Note Indenture is in effect, under the Senior Subordinated Note Indenture. At any time after the Senior Subordinated Note Indenture is in effect, the obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement will constitute "Guarantor Senior Debt" (or any other defined term having a similar purpose) of such Subsidiary Guarantor under the Senior Subordinated Note Indenture. There is no other Indebtedness (other than the Obligations) which has been designated as "Designated Senior Debt" (or any other defined term having a similar purpose) for the purposes of the Seller Senior Subordinated Note Indenture and, at any time after the Senior Subordinated Note Indenture is in effect, for the purposes of the Senior Subordinated Note Indenture.

     5.22. Regulation H.
           ------------

     No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available, and has not been obtained, under the National Flood Insurance Act of 1968.

     5.23. Certain Documents.
           -----------------

     (a) (a) On or prior to the Closing Date, the Borrower has delivered to the Syndication Agent a complete and correct copy of the Acquisition Documentation, the Seller Senior Subordinated Note, and the ESOP Offering Documentation, including any amendments, supplements or modifications with respect to any of the foregoing.

     (b) To the best of Holdings' and the Borrower's, knowledge, all of the representations and warranties of the Sellers contained in the Acquisition Agreement are true and correct.

     5.24. S Corporation Status.
           --------------------

     (a) (a) Holdings has qualified and elected to be treated as an "S Corporation" under Subchapter S of the Code, and as of the Closing Date has filed all forms and taken all other actions necessary to qualify and elect that each Domestic Subsidiary of Holdings (other than any such Subsidiary that is an "Ineligible Corporation" under Section 1361(b)(2) of the Code) be treated as a "qualified subchapter S subsidiary", in each case for U.S. federal income tax purposes and in accordance with all applicable Requirements of Law.

     (b) No Governmental Authority has disputed Holdings' qualification as an "S Corporation" under Subchapter S of the Code, or the qualification of each Domestic Subsidiary (b) of Holdings (other than any such Subsidiary that is an "Ineligible Corporation" under Section 1361(b)(2) of the Code) as a "qualified subchapter S subsidiary", in each case for U.S. federal income tax purposes.

                         SECTION 6. CONDITIONS PRECEDENT

     6.1. Conditions to Initial Extension of Credit.
          -----------------------------------------

     The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date (but in any event no later than November 21, 2001), of the following conditions precedent:

     (a) Credit Agreement; Guarantee and Collateral Agreement. The Syndication
         ----------------------------------------------------
Agent shall have received (i) this Agreement, or, in the case of the Lenders, an Addendum, executed and delivered by each Agent, Holdings, the Borrower and each Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor,
(iii) the Subordination Agreement, executed and delivered by the Administrative Agent, AWA and Holdings and (iv) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

     In the event that any one or more Persons listed on Schedule 1.1A have not executed and delivered an Addendum on the date scheduled to be the Closing Date (each such Person being referred to herein as a "Non-Executing Person"), the
                                                 --------------------
condition referred to in clause (i) above shall nevertheless be deemed satisfied if on such date the Borrower and the Syndication Agent shall have designated one or more Persons (the "Designated Lenders") to assume, in the aggregate, all of
                      ------------------
the Commitments that would have been held by the Non-Executing Persons (subject to each such Designated Lender's consent and its execution and delivery of an Addendum). Schedule 1.1A shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder.

     (b) Transactions. The following transactions shall have been consummated:
         ------------

          (i) The Acquisition shall have been consummated, in all material respects in accordance with the terms of the Acquisition Documentation and all Requirements of Law for aggregate consideration not exceeding $810,000,000 (as adjusted pursuant to the Acquisition Agreement), and no material provision of the Acquisition Documentation shall have been amended, waived or otherwise modified without the prior written consent of the Syndication Agent.

          (ii) The Excluded Assets shall have been transferred to, or retained by, the Sellers in accordance with the Acquisition Documentation and all Requirements of Law.

          (iii) The Fox River Indemnity Arrangements shall have been executed and delivered by the parties thereto in accordance with the terms of the Acquisition Documentation and the Syndication Agent shall have received a letter from the Insurer that all conditions to the effectiveness of the AIG Credit Support (including the payment of the premium in respect thereof) shall have been satisfied.

          (iv) The employees of the Borrower shall have elected to transfer at least $105,000,000 to the ESOP Component pursuant to the ESOP Documentation and all Requirements of Law and no material provision of the ESOP

          Documentation shall have been amended, waived or otherwise modified without the prior written consent of the Syndication Agent, and the ESOP shall have contributed the proceeds of the ESOP Offering to Holdings and the ESOP Trust shall be the owner of 100% of the common stock of Holdings.

               (v) Holdings shall have entered into the Deferred Payment Obligation in accordance with the Acquisition Documentation.

               (vi) The Borrower shall have issued the Seller Senior Subordinated Note in accordance therewith.

               (vii) The Syndication Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Acquisition and the financing thereof shall not exceed $35,000,000.

               (viii) (A) The Syndication Agent shall have received satisfactory evidence that all existing Indebtedness of AWDGP and its Subsidiaries other than the Permitted Existing Debt shall have been terminated and all amounts thereunder shall have been paid in full and (B) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.

          (c) Pro Forma Balance Sheet and Income Statements; Financial
              --------------------------------------------------------
Statements. The Lenders shall have received and the Syndication Agent shall be
----------
satisfied with each of the financial statements described in Section 5.1.

          (d) Financial Condition. (i) Consolidated EBITDA for the twelve month
              -------------------
period ended on or about September 30, 2001, as determined on a pro forma basis from the Pro Forma Income Statements shall be at least $195,000,000, (ii) the Consolidated Senior Debt Ratio and the Consolidated Leverage Ratio, in each case as determined from the Pro Forma Balance Sheet and the Pro Forma Income Statement for the period ended on or about September 30, 2001, shall not exceed
1.40 and 2.70, respectively and (iii) the Syndication Agent shall have received and shall be satisfied with a certificate of the chief financial officer of Holdings which (A) shall document that Holdings and its Subsidiaries, after giving effect to the Transactions and the other transactions contemplated hereby, are Solvent and (B) shall set forth Consolidated EBITDA for the monthly period ending October 31, 2001 (calculated in a manner consistent with the Pro Forma Income Statements), together with a comparison to the same period for the prior fiscal year, which shall be at least $17,400,000.

          (e) Approvals. All governmental and third party approvals (including
              ---------
landlords' and other consents) necessary or, in the reasonable discretion of the Syndication Agent, advisable in connection with the Transactions, the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby.

          (f) Lien Searches. The Syndication Agent shall have received the
              -------------
results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 8.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Syndication Agent.

          (g) Environmental Audit. The Syndication Agent and each of the Lenders
              -------------------
shall have received and the Syndication Agent shall be satisfied with (i) Phase One environmental audits from a firm satisfactory to the Syndication Agent with respect to the real property of the Borrower located in Appleton, Wisconsin, Roaring Spring, Pennsylvania, West Carrollton, Ohio and Portage, Wisconsin, (ii) Phase Two environmental audits from a firm satisfactory to the Syndication Agent with respect to the real property of the Borrower located in West Carrollton, Ohio and Portage, Wisconsin, as agreed by the Borrower and the Syndication Agent and (iii) a report from an environmental consulting firm with respect to the Fox River liabilities confirming, in all material respects, the information previously provided to the Syndication Agent by (or on behalf of) the Sellers or the Borrower.

          (h) Appraisal. The Syndication Agent and each of the Lenders shall
              ---------
have received and the Syndication Agent shall be satisfied with an appraisal of the tangible and intangible property of the Borrower and its Subsidiaries from American Appraisal Associates.

          (i) Fees. The Lenders and the Agents shall have received all fees
              ----
required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Syndication Agent on or before the Closing Date.

          (j) Closing Certificate. The Syndication Agent shall have received a
              -------------------
certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (k) Legal Opinions. The Syndication Agent shall have received the
              --------------
following executed legal opinions:

                    (i) the legal opinion of White & Case LLP, New York counsel to Holdings and its Subsidiaries, substantially in the form of Exhibit F-1;

                    (ii) the legal opinion of Godfrey & Kahn, S.C., Wisconsin counsel to Holdings and its Subsidiaries, substantially in the form of Exhibit F-2;

                    (iii) the legal opinion of Paul Karch, Esq., general counsel of Holdings and its Subsidiaries, substantially in the form of Exhibit F-3;

                    (iv) the legal opinion of McDermott, Will and Emery, counsel to Sellers, substantially in the form of Exhibit F-4;

                    (v) the legal opinion of McDermott, Will and Emery, United Kingdom counsel to the Sellers, substantially in the form of Exhibit F-5;

                    (vi) the legal opinion of special Bermuda counsel, substantially in the form of Exhibit F-6;

                    (vii) the legal opinion of in-house counsel to the Insurer, substantially in the form of Exhibit F-7;

                    (viii) the legal opinion of Deloitte & Touche LLP, special tax counsel to Holdings and its Subsidiaries, substantially in the form of Exhibit F-8;

                    (ix) the legal opinion special ERISA counsel, substantially in the form of Exhibit F-9;

                    (x) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders; and

                    (xi) the legal opinion of local counsel in each of Pennsylvania and Ohio and of such other special and local counsel as may be required by the Syndication Agent.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Syndication Agent may reasonably require.

          (l) Pledged Stock; Stock Powers; Pledged Notes. The Administrative
              ------------------------------------------
Agent shall have received (i) the certificates, if any, representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement (in each case to the extent certificated), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

          (m) Filings, Registrations and Recordings. Each document (including
              -------------------------------------
any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Syndication Agent or the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.3), shall be in proper form for filing, registration or recordation.

          (n) Mortgages, etc. (i) The Syndication Agent shall have received a
              --------------
Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

                    (ii) If requested by the Syndication Agent, the Syndication Agent shall have received, and the title insurance company issuing the policy referred to in clause (iii) below (the "Title
                                                                     -----
          Insurance Company") shall have received, maps or plats of an as-built
          -----------------
          survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date reasonably satisfactory to the Syndication Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Syndication Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located.

                    (iii) The Syndication Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Syndication Agent may reasonably request and (G) be issued by First American Title Insurance Company. The Syndication Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                    (iv) If requested by the Syndication Agent, the Syndication Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                    (v) The Syndication Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

          (o) Insurance. The Syndication Agent shall have received insurance
              ---------
certificates satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement.

          (p) S Corporation Status. Holdings shall have qualified and elected to
              --------------------
be treated as an "S Corporation" under Subchapter S of the Code, and shall have filed all forms and taken all other actions necessary to qualify and elect that each Domestic Subsidiary of Holdings (other than any such Subsidiary that is an "Ineligible Corporation" under Section 1361(b)(2) of the Code) be treated as a "qualified subchapter S subsidiary", for U.S. federal income tax purposes, in each case in accordance with all applicable Requirements of Law.

          (q) Corporate Governance. The Syndication Agent shall be satisfied
              --------------------
with the corporate governance arrangements relating to Holdings and the Borrower (which arrangements shall provide, among other things, that the board of directors of each of Holdings and the Borrower shall include at least two independent directors).

          (r) Valuation Opinion. The Syndication Agent shall have received the
              -----------------
valuation opinion of Willamette Management Associates in form and substance acceptable to the Syndication Agent which shall include an opinion that the transaction as contemplated by the ESOP Documentation is fair to the ESOP participants and that the ESOP Trust is not paying more for the stock purchased than adequate consideration as defined in Section 3(18) of ERISA.

          (s) Trustee Certificate. The Syndication Agent shall have received
              -------------------
from the trustee of the ESOP Component a Trustee Certificate reasonably acceptable to the Syndication Agent.

          6.2. Conditions to Each Extension of Credit.
               --------------------------------------

          The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and
              ------------------------------
warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date, except to the extent a representation or warranty is made only as of a specified date in which case such representation or warranty shall be true as of such specified date.

          (b) No Default. No Default or Event of Default shall have occurred and
              ----------
be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 6.2 have been satisfied.

                                                                              62
                        SECTION 7. AFFIRMATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

          7.1. Financial Statements.
               --------------------

          Furnish to the Administrative Agent and each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PriceWaterhouse Coopers LLC or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

          (c) so long as the Consolidated Leverage Ratio as at the last day of the most recently ended fiscal quarter of Holdings is greater than 2.50 to 1.00, within 30 days after the end of each calendar month, financial data for such month summarizing the results of operations of Holdings and its Subsidiaries for such month (including, without limitation, volume data, revenues, gross profits, operating income and Consolidated EBITDA) in form and substance reasonably acceptable to the Syndication Agent

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail, and the financial statement under paragraph (a) and (b) above shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except for the absence of footnotes in the quarterly statements and as approved by such accountants or officer, as the case may be, and disclosed therein).

          7.2. Certificates; Other Information.
               -------------------------------

          Furnish to the Administrative Agent and each Lender (or, in the case of clause (g), to the relevant Lender):

          (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default with respect to the financial covenants set forth in Section 8.1, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 7.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Holdings, as the case may be, and, if applicable, for determining the Applicable Margins, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

          (c) as soon as available, and in any event no later than 60 days after the end of each fiscal year of Holdings, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be
                         -----------
accompanied by a certificate of a Responsible Officer stating that such Projections are based on estimates, information and assumptions believed by such Responsible Officer to be reasonable at the time made and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect at the time provided;

          (d) together with delivery of the respective financial statements pursuant to Section 7.1, within 45 days after the end of each fiscal quarter of Holdings, a narrative discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

          (e) no later than 10 Business Days prior to the effectiveness thereof (or such shorter period as may be acceptable to the Syndication Agent and the Administrative Agent, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Seller Senior Subordinated Note, Seller Note Purchase Agreement, the Senior Subordinated Note Indenture, the ESOP Documentation or the Acquisition Documentation;

          (f) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports (other than the exhibits to the foregoing of any registration statement on Form S-8 or a successor form) that Holdings or the Borrower may make to, or file with, the SEC; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          7.3. Payment of Obligations.
               ----------------------

Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

          7.4. Maintenance of Existence; Compliance.
               ------------------------------------

          (a) (i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 8.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.5. Maintenance of Property; Insurance.
               ----------------------------------

          (a) Keep all property (other than property that is the subject of a Recovery Event) useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          7.6. Inspection of Property; Books and Records; Discussions.
               ------------------------------------------------------

          (a) Keep proper books of records and account in conformity with GAAP and all Requirements of Law and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants; provided that all such visits shall be arranged through the Administrative Agent which shall use reasonable efforts to coordinate such visits so as to minimize the total number thereof.

          7.7. Notices.
               -------

          Promptly give notice to the Administrative Agent, the Syndication Agent and each Lender upon any Responsible Officer becoming aware of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $5,000,000 or more and not covered by insurance,
(ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

          7.8. Environmental Laws.
               ------------------

          (a) Comply in all respects with, and ensure compliance in all respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that the failure to take such actions could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the failure to take such actions could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.9. Interest Rate Protection.
               ------------------------

          In the case of the Borrower, within 90 days after the Closing Date, enter into, and thereafter maintain, Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than two years, which Hedge Agreements shall otherwise have terms and conditions reasonably satisfactory to the Syndication Agent.

          7.10. Additional Collateral, etc.
                --------------------------

          (a) With respect to any property acquired after the Closing Date by any Group Member (other than (w) any property which would not have been subject to the Lien created by the Guarantee and Collateral Agreement as of the Closing Date had such property been owned as of the Closing Date, (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 8.3(g) and (z) property acquired by any Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property (subject to Liens permitted by Section 8.3), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by any Group Member (other than (x) any such real property subject to a Lien expressly permitted by Section 8.3(g) and (z) real property acquired by any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly
(i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement (subject to Liens permitted by Section 8.3) with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, as the case may be, and at the request of the Administrative Agent, take such other action as may be reasonably necessary to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (e) With respect to Appleton Papers de Mexico S.A. de C.V. and Appleton Papers International Sales Inc., promptly after the Closing Date, but in any event no later than 10 days thereafter, (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Subsidiaries that is owned by any Group Member and (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, as the case may be, and at the request of the Administrative Agent, take such other action as may be reasonably necessary to perfect the Administrative Agent's security interest therein.

          7.11. Further Assurances.
                ------------------

          From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lenders may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

          7.12. ERISA.

          (a) In the case of Holdings, promptly contribute all cash received by it (including, without limitation, from the ESOP but excluding any cash received by it pursuant to Sections 8.8(h) and 8.6(b) which is forthwith remitted to the ESOP) to the other Parent Entities and, in the case of the other Parent Entities, promptly contribute such cash amounts to the Borrower.

          (b) To the extent permitted by law, immediately upon receipt by Holdings or the Borrower, copies of any notices, reports, financial statements, annual valuation updates, annual repurchase liability studies, or other material documents to be delivered by the Borrower or Holdings to the ESOP or any trustee under the ESOP or to be delivered by the ESOP or any trustee under the ESOP to Holdings or the Borrower pursuant to the terms of the ESOP.

          (c) Holdings shall (i) prior to December 31, 2001, take all necessary actions to apply for a favorable determination letter from the IRS that the ESOP is tax-qualified and tax-exempt under Sections 401(a) and 501(a), respectively, of the Code and that the ESOP Component is an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code; (ii) use its best efforts to obtain a favorable determination letter from the IRS that the ESOP is tax-qualified and tax-exempt under Sections 401(a) and 501(a), respectively, of the Code and that the ESOP Component is an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code; (iii) take all actions necessary to preserve the existence of the ESOP and to maintain its tax-qualified status under Sections 401(a) and 501(a), respectively, of the Code and the ESOP Component's status as an employee stock ownership plan; and (iv) administer the ESOP in compliance with the terms of the ESOP and the provisions of the Code and ERISA, as applicable to the ESOP, and make any remedial amendments required by the IRS within the time period allowed for the amendments.

                         SECTION 8. NEGATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          8.1. Financial Condition Covenants.
               -----------------------------

          (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage
              ---------------------------
Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                    Fiscal Quarter                               Consolidated
                  Ending On or About                            Leverage Ratio
                  ------------------                            --------------

                December 31, 2001                                3.25 to 1.00
                March 31, 2002                                   3.25 to 1.00
                June 30, 2002                                    3.25 to 1.00
                September 30, 2002                               3.25 to 1.00


                December 31, 2002                                2.40 to 1.00
                March 31, 2003                                   2.40 to 1.00
                June 30, 2003                                    2.40 to 1.00
                September 30, 2003                               2.40 to 1.00
                December 31, 2003                                2.10 to 1.00
                March 31, 2004                                   2.10 to 1.00
                June 30, 2004                                    2.10 to 1.00
                September 30, 2004                               2.10 to 1.00
                December 31, 2004 and thereafter                 1.60 to 1.00

; provided, that for the purposes of determining the ratio described above for
  --------
the fiscal quarters of Holdings, Consolidated EBITDA for the fiscal quarters ending on or about March 31, 2001, June 30, 2001 and September 30, 2001 shall be deemed to be $43,281,000, $43,412,00 and $55,542,000, respectively.

          (b) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior
              ----------------------------------
Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                    Fiscal Quarter                           Consolidated Senior
                  Ending On or About                           Leverage Ratio
                  ------------------                           --------------
                December 31, 2001
                March 31, 2002                                   1.65 to 1.00
                June 30, 2002                                    1.65 to 1.00
                September 30, 2002                               1.65 to 1.00
                December 31, 2002                                1.65 to 1.00
                and thereafter                                   1.00 to 1.00

; provided, that for the purposes of determining the ratio described above for
  --------
the fiscal quarters of Holdings, Consolidated EBITDA for the fiscal quarters ending on or about March 31, 2001, June 30, 2001 and September 30, 2001 shall be deemed to be $43,281,000, $43,412,00 and $55,542,000, respectively.

          (c) Consolidated Interest Coverage Ratio. Permit the Consolidated
              ------------------------------------
Interest Coverage Ratio for any period of four consecutive fiscal quarters of Holdings (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                  Fiscal Quarter Ending                    Consolidated Interest
                   During Period Below                        Coverage Ratio
                   -------------------                        --------------

          March 31, 2002 through Fiscal Quarter               3.85 to 1.00
          ending on or about December 31, 2002

          March 31, 2003 and thereafter                       4.00 to 1.00


          (d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated
              ----------------------------------------
Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of Holdings (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                  Fiscal Quarter Ending               Consolidated Fixed Charge
                   During Period Below                       Coverage Ratio
                   -------------------                       --------------

           March 31, 2002 through Fiscal Quarter              1.30 to 1.00
           ending on or about December 31, 2002

           March 31, 2003 through Fiscal Quarter              1.35 to 1.00
           ending on or about December 31, 2003

           March 31, 2004 and thereafter                      1.65 to 1.00

          (e) Consolidated Net Worth. Permit Consolidated Net Worth at any time
              ----------------------
to be less than the sum of (i) $107,000,000, (ii) 50% of cumulative Consolidated Net Income for each fiscal quarter of Holdings (beginning with the fiscal quarter ending on or about March 31, 2002) for which Consolidated Net Income is positive and (iii) the excess of (A) the aggregate amount of all ESOP Stock Issuances after the Closing Date, over (B) the aggregate amount of any ESOP
                                  ----
Related Distributions after the Closing Date.

          8.2. Indebtedness.
               ------------

          Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

          (a) Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness (i) of the Borrower to any Subsidiary, (ii) of any Subsidiary Guarantor to the Borrower or any other Subsidiary, (iii) of any Foreign Subsidiary to any Foreign Subsidiary, (iv) subject to Section 8.8(g), of any Foreign Subsidiary to the Borrower or any Subsidiary Guarantor, (v) under the Intercompany Acquisition Loan and (vi) resulting from ESOP Related Distributions permitted by Section 8.8(h); provided, in each case, that any such
                                           --------

Indebtedness described in the foregoing clauses (i) through (v) incurred by a Loan Party is expressly subordinated to the prior payment in full in cash of the Obligations;

          (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower, any Subsidiary Guarantor and, subject to Section 8.8(g), of any Foreign Subsidiary;

          (d) Permitted Existing Debt and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof); (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 8.3(g) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

          (f) (i) Indebtedness of the Borrower in respect of the Permitted Senior Subordinated Notes in an aggregate principal amount not to exceed $250,000,000 and (ii) Guarantee Obligations of the Parent Entities and any Subsidiary Guarantor in respect of such Indebtedness, provided that such
                                                      --------
Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Permitted Senior Subordinated Notes;

          (g) Hedge Agreements in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes;

          (h) Indebtedness under the AWA Environmental Indemnity Agreement; provided that such Indebtedness is recourse only to the property described in
--------
Section 8.3(i);

          (i) Guarantee Obligations of the Borrower with respect to obligations of Holdings and New Appleton pursuant to the AWA Environmental Indemnity Agreement;

          (j) Indebtedness under the Deferred Payment Obligation;

          (k) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within three Business Days of the incurrence thereof;

          (l) Indebtedness of the Borrower or any of its Subsidiaries in respect of performance bonds and surety bonds incurred in the ordinary course of business consistent with past practice;

          (m) Indebtedness of the Borrower or any Subsidiary of the Borrower arising from agreements of the Borrower or a Subsidiary of the Borrower providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Borrower permitted under this Agreement, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, provided that the maximum amount of
                                           --------
any such Indebtedness shall at
no time exceed 20% of the gross proceeds actually received by the Borrower and its Subsidiaries in connection with the relevant disposition; and

          (n) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $15,000,000 at any one time outstanding.

          8.3. Liens.
               -----

          Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes or assessments not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate
                                                    --------
reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) Liens in existence on the date hereof listed on Schedule 8.3(f), securing Indebtedness permitted by Section 8.2(d), provided that no such Lien is
                                                   --------
spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 8.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created
                         --------
simultaneously with, or within 120 days after, the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h)  Liens created pursuant to the Security Documents;

          (i) Liens on rights to "Recovery" in favor of AWA pursuant to and as defined in the AWA Environmental Indemnity Agreement and the API Environmental Indemnity Agreement;

          (j) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

          (k) Liens arising from judgments, decrees or attachments in circumstances involving an aggregate liability not exceeding $5,000,000 at any time;

          (l) licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of Holdings or any of its Subsidiaries;

          (m) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods so long as such Lien covers only the goods being imported;

          (n) Liens on the assets of a Foreign Subsidiary which is not a Subsidiary Guarantor securing Indebtedness incurred by such Foreign Subsidiary pursuant to Section 8.2(n); and

          (o)  Liens not otherwise permitted by this Section so long as neither
(i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $2,000,000 at any one time.

          8.4. Fundamental Changes.
               -------------------

          Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or
                      --------
surviving corporation) or with or into any Subsidiary Guarantor (provided that
                                                                 --------
the Subsidiary Guarantor shall be the continuing or surviving corporation) or, subject to Section 8.8(g), with or into any Foreign Subsidiary;

          (b) Any Parent Entity (other than Holdings) may be merged or consolidated with or into Holdings (provided that Holdings shall be the
                                    --------
continuing or surviving corporation) or may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Holdings (the "Planned
                                                            -------
Restructuring"); and
-------------

          (c) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor or, subject to Section 8.8(g), any Foreign Subsidiary.

          8.5. Disposition of Property.
               -----------------------

          Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business;

          (b)  the sale of inventory in the ordinary course of business;

          (c)  Dispositions permitted by Section 8.3, 8.4 or 8.6;

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor;

          (e)  Disposition of the Excluded Assets; and

          (f) the Disposition of other property having a fair market value not to exceed $2,000,000 in the aggregate for any fiscal year of the Borrower.

          8.6. Restricted Payments.
               -------------------

          Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:
                           -------------------

          (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor;

          (b) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Subsidiaries of Holdings may pay dividends to permit Holdings (i) to satisfy, and Holdings may satisfy, its obligations to repurchase its common stock pursuant to the ESOP Documentation from accounts allocated to participants in the ESOP upon the death, disability or termination of employment of such participants or upon the exercise by any such participant of his or her diversification rights under the ESOP Documentation, (ii) to make loans to the ESOP to permit the ESOP to make loans to participants in the ESOP in accordance with the ESOP Documentation and (iii) to provide funds to the ESOP to permit the ESOP to fund hardship distributions to participants in the ESOP in accordance with the ESOP Documentation; provided,
                                                                       --------
that the aggregate amount of payments to Holdings under this clause (b) in any fiscal year, together with all ESOP Related Distributions made pursuant to
Section 8.8(h) in such fiscal year, shall not exceed the sum of (A) Available ESOP Contributions for such fiscal year, plus (B) an amount in any fiscal year equal to the amount set forth below opposite such fiscal year:

             -------------------------------------------------------
                 Fiscal Years                      Amount
                 ------------                      ------

             -------------------------------------------------------
                 2002 and 2003                  $10,000,000

             -------------------------------------------------------
                 2004 through 2006              $25,000,000

             -------------------------------------------------------


; provided, further that after giving effect to such dividend Holdings and its
  --------  -------
Subsidiaries shall be in compliance on a pro forma basis with the financial
                                         ---------
covenants contained in Section 8.1 as if such dividend had been made on the last day of the most recent four consecutive fiscal quarter period of Holdings for which financial statements have been delivered pursuant to Section 7.1;

          (c) Subsidiaries of Holdings may make dividends to Holdings to permit Holdings or New Appleton to repay the Intercompany Acquisition Loan so long as the amount of such dividend is simultaneously netted against amounts owing to the Borrower under the Intercompany Acquisition Loan and no cash is paid as a result of any such dividend; and

          (d) Subsidiaries of Holdings may pay dividends to permit Holdings or any of its Subsidiaries to (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $350,000 in any fiscal year and (ii) pay any taxes that are due and payable by Holdings and or any of its Subsidiaries as part of a consolidated group.

          8.7. Capital Expenditures.
               --------------------

          Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries not exceeding, during any fiscal year of Holdings (or, in the case of fiscal year 2001, during the fourth fiscal quarter of 2001) the amount set forth below opposite such fiscal year:

               Fiscal Year                     Amount
               -----------                     ------

               2001                          $15,600,000

               2002                          $60,000,000

               2003                          $50,000,000

               2004 and thereafter           $45,000,000

; provided, that (i) up to 50% of any such amount referred to above, if not so
  --------
expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above
-----
and, second, in respect of amounts carried over from the prior fiscal year
     ------
pursuant to
subclause (i) above and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

          8.8. Investments.
               -----------

          Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:
            -----------

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c)  Guarantee Obligations permitted by Section 8.2;

          (d) (i) loans and advances to employees of any Group Member of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $1,000,000 at any one time outstanding and (ii) additional loans or advances to newly-hired employees of any Group Member of the Borrower in the ordinary course of business for the purpose of paying relocation expenses of such employees in an aggregate amount not to exceed $500,000 at any time outstanding;

          (e) Investments necessary to effect the Transactions, including the Intercompany Acquisition Loan;

          (f) intercompany Investments by any Group Member in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

          (g) intercompany Investments by the Borrower or any of its Subsidiaries in any Person, that, prior to such Investment, is a Foreign Subsidiary (including, without limitation, Guarantee Obligations with respect to obligations of any such Foreign Subsidiary, loans made to any such Foreign Subsidiary and Investments resulting from mergers with or sales of assets to any such Foreign Subsidiary) in an aggregate amount (valued at cost) not to exceed, together with any Investment pursuant to paragraph (l) of this Section that results in the creation or acquisition of a Foreign Subsidiary or the acquisition of assets by a Foreign Subsidiary or any Investment in the Capital Stock of any Person which is incorporated outside the United States of America, $5,000,000 during the term of this Agreement;

          (h) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, loans and advances by the Borrower to the Parent Entities and by the Parent Entities (other than Holdings) to other Parent Entities to permit Holdings (i) to satisfy its obligation to repurchase its common stock pursuant to the ESOP Documentation from accounts allocated to participants in the ESOP upon the death, disability or termination of employment of such participants or upon the exercise by any such participant of his or her diversification rights under the ESOP Documentation, (ii) to make loans to the ESOP to permit the ESOP to make loans to participants in the ESOP in accordance with the ESOP Documentation and (iii) to provide funds to the ESOP to permit the ESOP to fund hardship distributions to participants in the ESOP in accordance with the ESOP Documentation; provided that the aggregate amount (without duplication) of loans
               --------
and advances under this clause (h) in any fiscal year, together with all ESOP Related Distributions made pursuant to Section 8.6(b) in such fiscal year, shall not exceed the sum of (A) Available ESOP Contributions for such fiscal year, plus, (B) an amount in any fiscal year equal to the amount set forth below opposite such fiscal year:

               -------------------------------------------------------------
                 Fiscal Years                                Amount
                 ------------                                ------
               -------------------------------------------------------------

                 2002 and 2003                             $10,000,000
               -------------------------------------------------------------

                 2004 through 2006                         $25,000,000
               -------------------------------------------------------------

; provided, further that after giving effect to any such loan or advance
  --------  -------
Holdings and its Subsidiaries shall be in compliance on a pro forma basis with
                                                          --- -----
the financial covenant contained in Section 8.1(d) as if such loan or advance had been made on the last day of the most recent four consecutive fiscal quarter period of Holdings for which financial statements have been delivered pursuant to Section 7.1;

          (i) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (j) non-cash consideration issued to the Borrower or any of its Subsidiaries by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 8.5 in an aggregate amount not to exceed $2,000,000 during the term of this Agreement;

          (k) Guarantees of customary indemnities and insurance for directors and officers of any Group Member; and

          (l) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $5,000,000 during the term of this Agreement.

          8.9. Optional Payments and Modifications of Certain Debt Instruments.
               ---------------------------------------------------------------

          (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Permitted Senior Subordinated Notes or the Deferred Payment Obligation or enter into any derivative or other transaction with any Derivatives Counterparty obligating Holdings the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of the Permitted Senior Subordinated Notes or the Deferred Payment Obligation (other than (A) the repurchase of Permitted Senior Subordinated Notes pursuant to an "Excess Cash Flow Offer" under and as defined in the Permitted Senior

Subordinated Notes; provided that (x) at the time of such repurchase no
                    --------
principal or interest in respect of the Term Loans shall be outstanding and (y) before and after giving effect to such repurchase, no Default or Event of Default shall have occurred or be continuing and (B) the prepayment, repurchase or redemption of all or a portion of the Seller Senior Subordinated Note with proceeds from the issuance of Senior Subordinated Notes), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Permitted Senior Subordinated Notes or the Deferred Payment Obligation (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee), (c) enter into or be party to, or make any payment under, any Synthetic Purchase Agreement; or (d) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Debt" (or any other defined term having a similar purpose) for the purposes of the Seller Senior Subordinated Note or the Senior Subordinated Note Indenture.

          8.10. Transactions with Affiliates.
                ----------------------------

          Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate; provided that the following shall in any event be permitted: (i) the
--------
Transactions and other transactions or arrangements contemplated by the Acquisition Documentation; (ii) customary fees paid to non-officer directors of Holdings and its Subsidiaries; (iii) employment agreements, employee benefit plans, indemnification provisions, equity incentive plans and other similar compensatory arrangements entered into by Holdings and its Subsidiaries with officers and directors of Holdings and its Subsidiaries in the ordinary course of business, in each case to the extent that such transactions are otherwise permitted by this Agreement; and (iv) transactions among Holdings and its Subsidiaries to the extent otherwise permitted under this Agreement.

          8.11. Sales and Leasebacks.
                --------------------

          Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member, other than the sale and leaseback of the Borrower's real property located in Harrisburg, Pennsylvania as contemplated by the Acquisition Agreement.

          8.12. Changes in Fiscal Periods.
                -------------------------

          Permit the fiscal year of Holdings to be other than the 52-week or 53-week period ending the Saturday nearest December 31 or change Holdings' method of determining fiscal quarters

          8.13. Negative Pledge Clauses.
                -----------------------

          Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party, other than restrictions existing under or by reason of (a) applicable law, (b) this Agreement and the other Loan Documents, (c) the Seller Senior Subordinated Note, (d) the Senior Subordinated Note Indenture, (e) the Deferred Payment Obligation, (f) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or a Subsidiary of Holdings, (g) customary provisions restricting assignment of any licensing agreement entered into by Holdings or any Subsidiary of Holdings in the ordinary course of business and (h) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

          8.14. Clauses Restricting Subsidiary Distributions.
                --------------------------------------------

          Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to
(a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) this Agreement or the other Loan Documents, (ii) applicable law, (iii) the Seller Senior Subordinated Note, (iv) the Senior Subordinated Note Indenture, (v) the Deferred Payment Obligation and (vi) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

          8.15. Lines of Business.
                -----------------

          Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related or complementary thereto.

          8.16. Material Agreements.
                -------------------

          (a) Amend, supplement or otherwise modify, or permit the amendment, supplement or modification of, (pursuant to a waiver, endorsement or otherwise) the terms and conditions of (i) the Fox River Indemnity Arrangements without the consent of the Required Lenders (other than to the extent necessary to change a notice address or to cure any ambiguity, defect or inconsistency in a manner not in any respect adverse to the Lenders) or (ii) the terms and conditions of the other indemnities and licenses furnished to Holdings or any of its Subsidiaries pursuant to the Acquisition Documentation (other than the Fox River Indemnity Arrangements) such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto, (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and
(ii) could not reasonably be expected to have a Material Adverse Effect, (c) deliver, or permit the delivery of, any election of "Reduced Cumulative Limits" (under and as defined in the AIG Credit Support) except, with the consent of the Administrative Agent and the Syndication Agent, or (d) assign any of its rights under the Fox River Indemnity Arrangements without the consent of the Required Lenders.

          8.17. S Corporation Status.
                --------------------

          Take, or fail to take, any action that would terminate, or could reasonably be expected to lead to the termination of, Holdings' qualification as an "S Corporation" under Subchapter S of the Code, or the qualification of each Domestic Subsidiary of Holdings (other than any such Subsidiary that is an "Ineligible Corporation" under Section 1361(b)(2) of the Code) as a "qualified subchapter S subsidiary", in each case for U.S. federal income tax purposes.

          8.18. Appleton Recycled.
                -----------------

          (a) In the case of Appleton Recycled (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations outside the ordinary course of business, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations (other than Indebtedness existing on the Closing Date) or
(iii) own, lease, manage or otherwise operate any properties or assets (other than property or assets owned or leased on the Closing Date), (b) make any Investment in Appleton Recycled and (c) Dispose of any property to Appleton Recycled.

          8.19. Holding Company Status.
                ----------------------

          In the case of the Parent Entities, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its direct or indirect ownership of the Capital Stock of New Appleton, AWDGP, AILLC and the Borrower, as the case may be, except the Planned Restructuring, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) in the case of Holdings, the Deferred Payment Obligation, (ii) obligations arising by operation of the ESOP Documentation, (iii) nonconsensual obligations imposed by operation of law, (iv) pursuant to the Loan Documents to which it is a party, (v) Indebtedness permitted under clauses (b), (f), (h) or (k) of
Section 8.2, and (vi) obligations with respect to its Capital Stock, or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made to such Parent Entity in accordance with Section 8.6 or loans or advances to such Parent Entity in accordance with Section 8.8(h) pending, in each case, application in the manner contemplated by said Section) and cash equivalents) other than the direct or indirect ownership of shares of Capital Stock of New Appleton, AWDGP, AILLC and the Borrower, as the case may be.

          8.20. Holdings Sub.
                ------------

          In the case of Holdings Sub conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business, or operations other than those incidental to its obligations under the Bermuda Company Documents.

          8.21. ESOP Amendments.
                ---------------

          Amend or terminate the ESOP without the prior written consent of the Administrative Agent, not to be unreasonably withheld, except that the Borrower or Holdings may amend the ESOP to the extent required by the Internal Revenue Service in order to obtain a favorable determination letter with respect to the ESOP or to comply with changes in the law.

                          SECTION 9. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) of Section 7.4(a) (with respect to Holdings and the Borrower only), Section 7.7(a) or Section 8 of this Agreement or Sections 5.5(a) and 5.8(b) of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or any Lender; or

          (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or
--------
(iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

          (f) (i) any Group Member (other Appleton Recycled) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member (other than Appleton Recycled) any case, proceeding or other action of a nature referred to in clause
(i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member (other than Appleton Recycled) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member (other than Appleton Recycled) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member (other than Appleton Recycled) shall not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage or not fully covered by the AIG Credit Support) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

          (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents covering Collateral having a fair market or book value in excess of $500,000 shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (k) (i) the ESOP shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis); (ii) the ESOP Trust shall cease to own of record and beneficially at least 100% of the outstanding Capital Stock of Holdings; (iii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors of the Borrower; (iv) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors of Holdings; (v) Holdings shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of each of New Appleton, AWDGP, AILLC and the Borrower (except, in the case of AWDGP and AILLC pursuant to the Planned Restructuring), in each case free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); (vi) the board of directors of either Holdings or the Borrower shall cease to include two independent directors or (vii) a Specified Change of Control shall occur; or

          (l) any Permitted Senior Subordinated Notes or the guarantees thereof or the Deferred Payment Obligation shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Seller Senior Subordinated Note, the Senior Subordinated Note Indenture or the Subordination Agreement, as the case may, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Permitted Senior Subordinated Notes or the Deferred Payment Obligation, as the case may be, or the holders of at least 25% in aggregate principal amount of the Seller Senior Subordinated Note, the Senior Subordinated Notes or the Deferred Payment Obligation, as the case may be, shall so assert; or

          (m) (i) AWA shall default in the observance or performance of any agreement contained in the AWA Environmental Indemnity Agreement (after giving effect to any credit support provided with respect to such default pursuant to the AIG Credit Support), (ii) any of the Fox River Indemnity Arrangements shall be terminated, held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any party thereto, or any Person acting on behalf of any party thereto, shall deny or disaffirm its obligations under any of the Fox River Indemnity Arrangements or the Lien created by the Bermuda Security Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby, (iii) any Seller shall otherwise default in the observance or performance of any material agreement contained in the Acquisition Documentation after giving effect to any applicable cure period, (iv) any party shall default in the observance or performance of any agreement contained in the Bermuda Company Agreements, or (v) NCR shall default in the observance or performance of any agreement contained in the NCR Agreements, then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 10. THE AGENTS

          10.1. Appointment.
                -----------

          Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

          10.2. Delegation of Duties.
                --------------------

          Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          10.3. Exculpatory Provisions.
                ----------------------

          Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's (or that of its respective officers, directors or employees in the case of any Agent) own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          10.4. Reliance by Agents.
                ------------------

          Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by such Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          10.5. Notice of Default.
                -----------------

          No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the
                                      --------
Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          10.6. Non-Reliance on Agents and Other Lenders.
                ----------------------------------------

          Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          10.7. Indemnification.
                ---------------

          The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall
                                                  --------
be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          10.8. Agent in Its Individual Capacity.
                --------------------------------

          Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          10.9. Successor Administrative Agent.
                ------------------------------

          The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 9(a) or Section 9(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the

Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          10.10. Agents Generally.
                 ----------------

          Except as expressly set forth herein, no Agent shall have any duties or responsibilities hereunder in its capacity as such.

          10.11. The Lead Arranger.
                 -----------------

          The Lead Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and other Loan Documents.

                            SECTION 11. MISCELLANEOUS

          11.1. Amendments and Waivers.
                ----------------------

          Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or
--------  -------
modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Defaults or of a mandatory reduction in the Total Revolving Commitments shall not constitute an increase of the Commitment of any Lender), in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 11.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any condition precedent to any extension of credit under the Revolving Facility set forth in Section 6.2 (including in connection with any waiver of an existing Default or Event of Default) without the written consent of the Majority Facility Lenders with respect to the Revolving Facility; (v) amend, modify or waive any provision of Section 4.8 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (vi) reduce the amount of Net Cash Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement without the written consent of the Majority Facility Lenders with respect to each Facility; (vii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (viii) amend, modify or waive any provision of Section 10 without the written consent of each Agent adversely affected thereby; (ix) amend, modify or waive any provision of Sections 3.7 to 3.14 without the written consent of each Issuing Lender; or (x) amend, modify or waive any provision of Section 3.3 or 3.4 without the written consent of the Swingline Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Syndication Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the
                    -------------------------------
benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; provided, that no such
                                                         --------
amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Term Loans in the application of mandatory prepayments without the consent of the Majority Facility Lenders under each Facility (other than the Revolving Facility) or otherwise to share ratably with or with preference to the Revolving Extensions of Credit without the consent of the Majority Facility Lenders under the Revolving Facility.

          11.2. Notices.
                -------

          All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being sent by express the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the Agents, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

               Holdings and the Borrower:   825 E. Wisconsin Avenue
                                            P.O. Box 359
                                            Appleton, WI 54912-0359
                                            Attention: Paul Karch
                                            Telecopy: (920) 991-7256
                                            Telephone: (920) 740-6802

               with a copy to:              Godfrey & Kahn, S.C.
                                            780 North Water Street
                                            Milwaukee, WI 53202-3590
                                            Attention: Christopher Noyes
                                            Telecopy: 414-273-5198
                                            Telephone: 414-273-3500

               The Administrative Agent:    Toronto Dominion (Texas), Inc.
                                            909 Fannin, Suite 1700
                                            Houston, Texas 77010
                                            Attention: Jeff Lents
                                            Telecopy: 713-951-9921
                                            Telephone: 713-653-8229

               The Syndication Agent:       Bear Stearns Corporate Lending Inc.
                                            245 Park Avenue
                                            New York, NY 10167
                                            Attention:  Andrea Labonte
                                            Telecopy: (212) 272-5446
                                            Telephone: (212) 272-6206

provided that any notice, request or demand to or upon any Agent, any Issuing
--------
Lender or the Lenders shall not be effective until received.

          11.3. No Waiver; Cumulative Remedies.
                ------------------------------

          No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          11.4. Survival of Representations and Warranties.
                ------------------------------------------

          All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          11.5. Payment of Expenses and Taxes.
                -----------------------------

          The Borrower agrees (a) to pay or reimburse the Syndication Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Syndication Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as such Agent shall deem appropriate and of the Administrative Agent with respect of any supplement, amendment or modification hereof or thereof, (b) to pay or reimburse each Lender and Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel without duplication of services from outside counsel) to each Lender and of counsel to such Agent and (c) to pay, indemnify, and hold each Lender and Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from
                                                      ----------
and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall
                   -----------------------    --------
have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities have resulted from the gross negligence or willful misconduct of such Indemnitee or its respective officers, directors, employees, agents, affiliates or controlling persons. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, except to the extent arising out of the gross negligence or willful misconduct of any Indemnitee. All amounts due under this Section 11.5 shall be payable not later than 10 days after written demand therefore, showing in reasonably detail the basis for the calculation thereof. Statements payable by the Borrower pursuant to this Section 11.5 shall be submitted to Dale Parker (Telephone No. 920-991-8366 (Telecopy No. 920-991-7256) at the address of the

Borrower set forth in Section 11.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          11.6. Successors and Assigns; Participations and Assignments.
                ------------------------------------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender other than any Conduit Lender may, with notice to, but without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (other than any entity that is in the same line of business as the Borrower and is a direct competitor of the Borrower) (each, a "Participant") participating
                                                  -----------
interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing
                                                 --------
such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 and 4.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section
                                         --------
4.10, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any
    --------  -------
greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c)   Any Lender other than any Conduit Lender (an "Assignor") may, in
                                                              --------
accordance with applicable law, at any time and from time to time assign to any Lender, or any Lender Affiliate or any Approved Fund or, with the consent of the Borrower, the Syndication

Agent and the Administrative Agent (which, in the case of the Borrower, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and
                                 --------
obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent (with a copy to the Syndication Agent) for its acceptance and recording in the Register; provided that unless otherwise agreed
                                          --------
by the Borrower and the Administrative Agent (x) no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $1,000,000 and the aggregate principal amount of the assigning Lender's Revolving Commitment and Loans remaining after such assignment shall not be less than $1,000,000, in each case except in the case of an assignment of all of a Lender's interests under this Agreement), (y) in the case of any assignment of Revolving Commitments (other than to a Lender or a Lender Affiliate), the consent of each Issuing Lender shall be required (which shall not be unreasonably withheld or delayed), and (z) until the first anniversary of the Closing Date, no consent shall be required for any assignment by the Syndication Agent or any of its Affiliates (other than as agreed to between the Administrative Agent and the Syndication Agent). For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 11.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Section 9(f) (with respect to the Borrower) shall have occurred and be continuing. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower, the Syndication Agent or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this
Section 11.6(c).

          (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the
                                                    --------
recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 11.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except, in the case of an assignment by or to the Syndication Agent or any of its Affiliates), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

          (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

          (h) Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit
                     --------
Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

          11.7. Adjustments; Set-off.
                --------------------

          (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall, at any time
                                       -----------------
after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 9, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however,
                                                              --------  -------
that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under Section 9(a), to set off and appropriate and apply against any amount then due and payable to such Lender any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of
--------
such setoff and application.

          11.8.  Counterparts.
                 ------------

          This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          11.9.  Severability.
                 ------------

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.10. Integration.
                 -----------

          This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          11.11. GOVERNING LAW.
                 -------------

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          11.12. Submission To Jurisdiction; Waivers.
                 -----------------------------------

          Each of Holdings and the Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          11.13. Acknowledgments.
                 ---------------

          Each of Holdings and the Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) no Agent or Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

          11.14. Releases of Guarantees and Liens.
                 --------------------------------

          (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 11.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 11.1 or (ii) under the circumstances described in paragraph (b) below.

          (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than (x) contingent on-going indemnity and similar obligations and (y) obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person and the Administrative Agent agrees to take such actions as may be reasonably requested by the Borrower to evidence such release and termination.

          11.15. Confidentiality.
                 ----------------

          Each Agent and each Lender agrees to keep confidential all information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent
                                    --------
any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender or any Lender Affiliate, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates in connection with its or their work in respect of this Agreement and any related transactions, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than pursuant to any breach of this Section by such Lender or such Agent, as the case may be, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          11.16. WAIVERS OF JURY TRIAL.
                 ---------------------

          HOLDINGS, THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          11.17. Delivery of Addenda.
                 -------------------

          Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent an Addendum duly executed by such Lender.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                PAPERWEIGHT DEVELOPMENT CORP.


                                By: /s/ Dale E. Parker
                                    Name: Dale E. Parker
                                    Title: CFO

                                APPLETON PAPERS INC.


                                By: /s/ Paul J. Karch
                                    Name: Paul J. Karch
                                    Title: Paul J. Karch

                                BEAR, STEARNS & CO. INC., as Sole Lead
                                Arranger and Sole Book Manager

                                By: /s/ Keith C. Barnish
                                    Name: Keith C. Barnish
                                    Title: Senior Managing Director

                                BEAR STEARNS CORPORATE LENDING INC.,
                                as Syndication Agent and as a Lender

                                By: /s/ Keith C. Barnish
                                    Name: Keith C. Barnish
                                    Title: Executive Vice President

                                TORONTO DOMINION (TEXAS), INC., as
                                Administrative Agent and as a Lender

                                By: /s/ Jeffery R. Lents
                                    Name: Jeffery R. Lents
                                    Title: Vice President

                                THE TORONTO-DOMINION BANK, as an Issuing Lender

                                By: /s/ Jeffery R. Lents
                                    Name: Jeffery R. Lents
                                    Title: Mgr. Syndications & Credit Admin.

                                U.S. BANK NATIONAL ASSOCIATION d/b/a
                                FIRSTAR BANK, N.A., as a Documentation Agent and as a Lender


                                By: /s/ Jeff Janza
                                    Name: Jeff Janza
                                    Title: Vice President


                                LA SALLE BANK NATIONAL ASSOCIATION, as a
                                Documentation Agent and as a Lender


                                By: /s/ Lou D. Banach
                                    Name: Lou D. Banach
                                    Title: First Vice President & Senior Lender


                                M&I MARSHAL & ILSLEY BANK, as
                                Managing Agent, as an Issuing Lender and as a Lender


                                By: /s/ Leo D. Freeman
                                    Name: Leo D. Freeman
                                    Title: Vice President

                                By: /s/ James R. Miller
                                   Name: James R. Miller
                                   Title: Vice President


                                ASSOCIATED BANK, N.A., as a Co-Agent and as a Lender


                                By: /s/ Joseph J. Gehrke
                                    Name: Joseph J. Gehrke
                                    Title: Assistant Vice President

                                                                         Annex A
                                                                         -------

              PRICING GRID FOR REVOLVING LOANS, SWINGLINE LOANS AND
                              TRANCHE A TERM LOANS

===============================================================================================
    Pricing Level                 Applicable Margin                  Applicable Margin
                                for Eurodollar Loans                for Base Rate Loans
-----------------------------------------------------------------------------------------------
          I                             3.50%                              2.50%
         II                             3.00%                              2.00%
         III                            2.50%                              1.50%
         IV                             2.00%                              1.00%
===============================================================================================

The Applicable Margin for Revolving Loans, Swingline Loans and Tranche A Term Loans shall be adjusted, on and after the first Adjustment Date (as defined below) occurring after the date which is six months after the Closing Date, based on changes in the Consolidated Leverage Ratio, with such adjustments to become effective on the date (the "Adjustment Date") that is three Business Days
                                   ---------------
after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 7.1 and to remain in effect until the next adjustment to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 7.1, then, until the date that is three Business Days after the date on which such financial statements are delivered the highest rate set forth in each column of the Pricing Grid shall apply. On each Adjustment Date, the Applicable Margin for Revolving Loans, Swingline Loans and Tranche A Term Loans shall be adjusted to be equal to the Applicable Margins opposite the Pricing Level determined to exist on such Adjustment Date from the financial statements relating to such Adjustment Date.

          As used herein, the following rules shall govern the determination of Pricing Levels on each Adjustment Date:

          "Pricing Level I" shall exist on an Adjustment Date if the
           ---------------
Consolidated Leverage Ratio for the relevant period is greater than or equal to
2.50 to 1.00.

          "Pricing Level II" shall exist on an Adjustment Date if the
           ----------------
Consolidated Leverage Ratio for the relevant period is less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00.

          "Pricing Level III" shall exist on an Adjustment Date if the
           -----------------
Consolidated Leverage Ratio for the relevant period is less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00.

          "Pricing Level IV" shall exist on an Adjustment Date if the
           ----------------
Consolidated Leverage Ratio for the relevant period is less than 1.50 to 1.00.